UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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DICERNA PHARMACEUTICALS, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DICERNA PHARMACEUTICALS, INC.
75 HAYDEN AVENUE, LEXINGTON, MA 02421
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2021
AT 8:30 A.M. EASTERN TIME

Dear Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Dicerna Pharmaceuticals, Inc., a Delaware corporation. The 2021 Annual Meeting of Stockholders will be held on June 3, 2021, at 8:30 a.m., Eastern Time. We have adopted a virtual format for the 2021 Annual Meeting of Stockholders to provide a consistent and convenient experience to all stockholders regardless of location. You may attend the virtual meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/DRNA2021. The purpose of the 2021 Annual Meeting of Stockholders is the following:
1.    To elect nine directors in the accompanying proxy statement with terms to expire at the 2022 Annual Meeting of Stockholders;
2.    To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.    To hold an advisory vote on the compensation paid to our named executive officers; and
4.    To conduct any other business properly brought before the 2021 Annual Meeting of Stockholders.
A Notice of Internet Availability of Proxy Materials will be sent to stockholders of record and beneficial owners as of the close of business on April 6, 2021. Only stockholders of record at the close of business on that date are entitled to receive notice of, and to vote during, the 2021 Annual Meeting of Stockholders or any adjournment thereof. On the date of mailing of the Notice of Internet Availability of Proxy Materials, the proxy materials will be accessible on a website referred to in the Notice of Internet Availability of Proxy Materials. These proxy materials will more fully describe the items of business above and will be available on the Internet at www.proxyvote.com or you may request a printed or electronic set free of charge.
Your vote is very important. Whether or not you virtually attend the 2021 Annual Meeting of Stockholders online, it is important that your shares be represented. You may vote your proxy on the Internet, by phone, or by mail in accordance with the instructions in the Notice of Availability of Proxy Materials.
On behalf of the Board of Directors, thank you for your participation in this important annual process.

By Order of the Board of Directors
/s/ Douglas M. Fambrough, III, Ph.D.
Douglas M. Fambrough, III, Ph.D.
President and Chief Executive Officer
Lexington, Massachusetts
April 20, 2021

You are cordially invited to attend the annual meeting virtually. Whether or not you expect to attend the annual meeting virtually, please vote on the Internet, by phone, or by mail as instructed in the notice of availability of proxy materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote during the annual meeting if you attend virtually. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote during the annual meeting, you must obtain a proxy issued in your name from that record holder.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2021
AT 8:30 A.M. EASTERN TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING PROCEDURES
WHY AM I RECEIVING THESE MATERIALS?
We sent you a Notice of Availability of Proxy Materials (the “notice”) because the Board of Directors of Dicerna Pharmaceuticals, Inc. is soliciting your proxy to vote at our 2021 Annual Meeting of Stockholders to be held on June 3, 2021, at 8:30 a.m., Eastern Time (the “annual meeting”). The Annual Meeting of Stockholders will be a virtual meeting held at www.virtualshareholdermeeting.com/DRNA2021. We invite you to attend the annual meeting virtually to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting virtually to vote your shares. Instead, you may vote by proxy over the Internet or by phone by following the instructions provided in the notice, or, if you request printed copies of the proxy materials by mail, you may vote by mail.
The notice is being sent or made available on or about April 20, 2021 to all stockholders of record entitled to vote at the annual meeting.
As used in this proxy statement, “Dicerna,” the “Company,” “we,” or “us” refer to Dicerna Pharmaceuticals, Inc., a Delaware corporation and, where appropriate, its consolidated subsidiaries.
WHO CAN VOTE AT THE ANNUAL MEETING?
Only stockholders of record at the close of business on April 6, 2021 will be entitled to vote at the annual meeting. On this record date, there were 76,614,989 shares of common stock outstanding that will be entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on April 6, 2021, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. The notice will be sent to you by mail directly by us. As a stockholder of record, you may vote virtually at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting virtually, we urge you to vote on the Internet or by phone as instructed in the notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the notice to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent
If, on April 6, 2021, your shares were held in an account at a brokerage firm, bank, or other agent, then you are the beneficial owner of shares held in “street name” and the notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. Your brokerage firm, bank, or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.
You are also invited to attend the annual meeting virtually. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.

WHAT AM I VOTING ON?
There are four matters scheduled for a vote:
•Proposal 1: To elect nine directors named in the proxy statement with terms to expire at the 2022 Annual Meeting of Stockholders;
•Proposal 2: To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
•Proposal 3: To hold an advisory vote on the compensation paid to our named executive officers.
WHAT IS THE DICERNA BOARD OF DIRECTORS’ VOTING RECOMMENDATION?
Our Board of Directors recommends that you vote your shares:
•“For” the election of all nine director nominees;
•“For” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
•“For” the approval of the compensation paid to our named executive officers on an advisory basis.
WILL OTHER MATTERS BE VOTED ON AT THE ANNUAL MEETING?
Aside from the election of directors, the ratification of the selection of our independent registered public accounting firm, and the advisory vote on named executive officer compensation, our Board of Directors knows of no matters to be presented at the annual meeting. If any other matter is properly brought before the annual meeting, shares represented by all proxies received by our Board of Directors will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.
HOW ARE PROXY MATERIALS DISTRIBUTED?
Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are sending the notice to our stockholders of record and beneficial owners as of April 6, 2021. Stockholders will have the ability to access the proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 on the Internet at www.proxyvote.com or to request a printed or electronic set of the proxy materials at no charge. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found on the notice.
In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to next year’s annual meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.
HOW DO I VOTE?
You may vote “For” or “Against” or abstain from voting with respect to each nominee to the Board of Directors. For Proposals 2 and 3, you may vote “For” or “Against” or abstain from voting. The procedures for voting are:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of April 6, 2021, you may vote during the annual meeting by attending the annual meeting virtually and following the instructions posted at www.virtualshareholdermeeting.com/DRNA2021, by proxy over the Internet, or by phone by following the instructions provided in the notice, or, if you request printed copies of the proxy materials by mail, you may vote by mail. If your proxy is properly executed in time to be voted at the annual meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the annual meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting virtually and vote during the annual meeting if you have already voted by proxy.
1.To vote during the annual meeting, follow the instructions posted at www.virtualshareholdermeeting.com/DRNA2021. You will be asked to provide the 16-digit control number from the notice and follow the instructions.

2.To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 12‑digit control number from the notice and follow the instructions. Your vote must be received by 11:59 p.m., Eastern Time, on June 2, 2021 to be counted.
3.To vote by phone, request a paper or email copy of the proxy materials by following the instructions on the notice and call the number provided with the proxy materials to transmit your voting instructions. Your vote must be received by 11:59 p.m., Eastern Time, on June 2, 2021 to be counted.
4.To vote by mail, request a paper copy of the proxy materials by following the instructions on the notice and complete, sign, and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct. We must receive your mailed-in vote by June 2, 2021 to be counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with the notice, or contact your broker, bank, or other agent.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
HOW DO I ATTEND THE VIRTUAL ANNUAL MEETING?
This year’s annual meeting will be entirely virtual. Stockholders of record as of April 6, 2021 will be able to attend and participate in the annual meeting virtually by accessing www.virtualshareholdermeeting.com/DRNA2021. To join the annual meeting, you will need to have your 16-digit control number, which is included on your notice and your proxy card. Even if you plan to attend the annual meeting virtually, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the annual meeting. We will not charge you for access to the virtual annual meeting, though your internet service provider may charge a fee for network access.
Access to the Audio Webcast of the Annual Meeting
The live audio webcast of the annual meeting will begin promptly at 8:30 a.m. Eastern Time. Online access to the audio webcast will open approximately 30 minutes prior to the start of the annual meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.
Log in Instructions
To attend the annual meeting virtually, log in at www.virtualshareholdermeeting.com/DRNA2021. Stockholders will need their 16-digit control number, which appears on the notice and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the meeting.
Submitting Questions at the Virtual Annual Meeting
As part of the annual meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting via the Q&A tool in accordance with the annual meeting’s Rules of Conduct that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
The annual meeting’s Rules of Conduct will be posted on www.virtualshareholdermeeting.com/DRNA2021 approximately two weeks prior to the date of the annual meeting.
Annual Meeting Technical Assistance
Beginning 15 minutes prior to the start of and during the virtual annual meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.
Availability of Live Webcast to Team Members and Other Constituents
The live audio webcast will be available to not only our stockholders but also our team members and other constituents.
HOW MANY VOTES DO I HAVE?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on April 6, 2021.
WHAT IS THE QUORUM REQUIREMENT?
A quorum of stockholders is necessary to take any action at the meeting, other than to adjourn the meeting. The presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. On April 6, 2021, there were 76,614,989 shares of common stock outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the annual meeting or a majority of the votes present at the annual meeting may adjourn the annual meeting to another date.
WHAT IF I RETURN A PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES?
If you are a stockholder of record and you return a proxy card without marking any voting selections, your shares will be voted:
1.    Proposal 1: “For” election of all nine nominees for director;
2.    Proposal 2: “For” the ratification of the Audit Committee’s selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
3.    Proposal 3: To hold an advisory vote on the compensation paid to our named executive officers.
If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using that proxy’s best judgment.
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, your shares are held by your broker, bank, or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. If you do not give instructions to your broker, bank, or other agent, it can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank, or other agent may vote your shares held in street name on such proposals. Non-discretionary items are proposals considered non-routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank, or other agent may not vote your shares held in street name on such proposals and the shares will be treated as broker non-votes. Proposals 1 and 3 are considered non-routine matters under the applicable rules. If you do not give your broker specific instructions, the broker may not vote your shares on Proposals 1 and 3, and therefore there may be broker non-votes on Proposals 1 and 3. Proposal 2 involves a matter we believe to be routine and thus if you do not give instructions to your broker, the broker may vote your shares in its discretion on Proposal 2 and therefore no broker non-votes are expected to exist in connection with Proposal 2.
HOW ARE VOTES COUNTED?
Votes will be counted by the inspector of election appointed for the annual meeting, who will count, with respect to Proposals 1, 2, and 3, “For” votes, “Against” votes, and abstentions, and with respect to Proposals 1 and 3, broker non-votes.
WHO WILL SERVE AS INSPECTOR OF ELECTIONS?
A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of elections.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?
•For Proposal 1, electing nine members of the Board of Directors, each director must receive a “For” vote from a majority of the votes cast during the virtual annual meeting and entitled to vote on the election of such director. A majority of votes cast shall mean that the number of shares voted “For” a director’s election exceeds fifty percent of the number of votes cast with respect to that director’s election, with votes cast including votes “Against” in each case and excluding abstentions and broker non-votes with respect to that director’s election.
•For Proposal 2, ratifying the Audit Committee’s selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021, the proposal must receive a “For” vote from the majority of the votes cast either virtually or by proxy, with votes cast including votes “Against” and excluding abstentions.
•For Proposal 3, approving our executive compensation on an advisory basis, the proposal must receive a “For” vote from the majority of the votes cast either virtually or by proxy, with votes cast including votes “Against” and excluding abstentions.
WHO IS PAYING FOR THIS PROXY SOLICITATION?
We will pay for the entire cost of soliciting proxies. In addition to the notice and the proxy materials, our directors and employees may also solicit proxies virtually, by telephone, or by other means of communication. We will not pay our directors and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding the notice and any other proxy materials to beneficial owners. When we solicit proxies virtually, your internet service provider may charge a fee for network access.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?
If you receive more than one notice, your shares are registered in more than one name or are registered in different accounts. Please vote by proxy according to each notice to ensure that all of your shares are voted.
CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?
Yes, you can revoke your proxy at any time before the final vote at the annual meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:
1.    A duly executed proxy card with a later date or time than the previously submitted proxy;
2.    A written notice that you are revoking your proxy to our Secretary, care of Dicerna Pharmaceuticals, Inc., at 75 Hayden Avenue, Lexington, MA 02421; or
3.    A later-dated vote on the Internet or by phone or a ballot cast online during the annual meeting (simply virtually attending the annual meeting will not, by itself, revoke your proxy).
If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank, or other agent, or if you have received a proxy from your broker, bank, or other agent giving you the right to vote your shares at the annual meeting, or by attending the meeting virtually and voting on the Internet or by phone or a ballot cast online through the meeting portal during the meeting.
WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR’S ANNUAL MEETING?
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in our 2022 proxy statement. Any such proposal must be submitted in writing by December 21, 2021, to our Secretary, care of Dicerna Pharmaceuticals, Inc., at 75 Hayden Avenue, Lexington, MA 02421. If we change the date of our 2022 annual meeting by more than thirty days from the date of the 2021 Annual Meeting of Stockholders, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that if you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, a timely written notice of a stockholder proposal must be delivered to, or mailed and received by our Secretary, care of Dicerna Pharmaceuticals, Inc., at 75 Hayden Avenue, Lexington, MA 02421, no earlier than February 3, 2022 and no later than the close of business on March 5, 2022, which notice must contain the information specified in our bylaws. If we change the date of our 2022 Annual Meeting of Stockholders by more than 30 days before, or more than 60 days after, the one-year anniversary of the 2021 Annual Meeting of Stockholders, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the 90th day prior to our 2022 Annual Meeting of Stockholders or, if later, the tenth day following the day on which certain public disclosure as described in our bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2022 Annual Meeting of Stockholders does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. You are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.
WHAT IS “HOUSEHOLDING” AND HOW DOES IT AFFECT ME?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address may receive only one copy of the notice, unless one or more of these stockholders notifies us that they wish to receive individual copies of the notice and, if requested, other proxy materials. This process potentially means extra convenience for stockholders and cost savings for companies.
If you are a beneficial owner of our common stock, once you receive notice from your broker, bank, or other agent that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate notices or other proxy materials, please notify your broker, bank, or other agent, direct your written request to Dicerna Pharmaceuticals, Inc., Secretary, at 75 Hayden Avenue, Lexington, MA 02421, or contact our Secretary at (617) 621-8097. Stockholders who currently receive multiple copies of the notice or other proxy materials at their address and would like to request householding of their communications should contact their broker, bank, or other agent.
HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?
Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the annual meeting. If final voting results are not available to us within four business days following the annual meeting, we will file a Current Report on Form 8-K to publish preliminary results and will file an additional Current Report on Form 8‑K to publish the final voting results within four business days of such final voting results being made available to us.

PROPOSAL 1:
ELECTION OF DIRECTORS
Our Board of Directors currently consists of 10 directors. Douglas M. Fambrough, III, Ph.D.; J. Kevin Buchi; Stephen Doberstein, Ph.D.; Martin Freed, M.D.; Patrick M. Gray; Stephen J. Hoffman, M.D., Ph.D.; Adam M. Koppel, M.D., Ph.D.; Marc Kozin; and Cynthia Smith have been nominated for re-election at the annual meeting. Our Nominating and Corporate Governance Committee and our Board of Directors have not nominated Anna Protopapas for re-election. Any vacancies on our Board of Directors resulting from death, resignation, disqualification, removal, or other causes, and any newly created directorships resulting from any increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected to fill a vacancy shall hold office for the remainder of the unexpired term in which the vacancy occurred or newly created directorship was created and until such director’s successor shall have been elected and qualified.
Directors are elected by a majority of the votes cast at the annual meeting and entitled to vote on the election of directors. A majority of votes cast shall mean that the number of shares voted “For” a director’s election exceeds fifty percent of the number of votes cast with respect to that director’s election, with votes cast including votes “Against” in each case and excluding abstentions and broker non-votes with respect to that director’s election. Shares represented by executed proxies will be voted for the election of the nine nominees named below, unless the “Against” or “Abstain” voting selection has been marked on the proxy card.
If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would otherwise be voted for such nominee will be voted for the election of a substitute nominee proposed by the Nominating and Corporate Governance Committee and nominated by the Board of Directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve. If elected at the annual meeting, each of the nominees will serve until the 2022 Annual Meeting of Stockholders and until such individual’s successor is elected and qualified or, if sooner, until such individual’s death, resignation, or removal.
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes, or skills for each nominee that led the Nominating and Corporate Governance Committee of the Board of Directors to recommend that person as a nominee for director as of the date of this proxy statement.

Name	Position	Age
Douglas M. Fambrough, III, Ph.D.	President, Chief Executive Officer and Director	52
J. Kevin Buchi	Chairman	65
Stephen Doberstein, Ph.D.	Director	62
Martin Freed, M.D.	Director	60
Patrick M. Gray	Director	72
Stephen J. Hoffman, M.D., Ph.D.	Director	67
Adam M. Koppel, M.D., Ph.D.	Director	51
Marc Kozin	Director	59
Cynthia Smith	Director	52
Douglas M. Fambrough, III, Ph.D.
Douglas M. Fambrough, III, Ph.D. has served as a member of our Board of Directors since April 2007 and as our President and Chief Executive Officer since May 2010. From 2000 to May 2010, Dr. Fambrough held various positions at Oxford Bioscience Partners, a life science venture capital firm, most recently as a general partner. During his years at Oxford Bioscience Partners, he specialized in financing innovative life science technology companies, including the Company, Sirna Therapeutics, Inc. (acquired by Merck & Co., Inc.), Solexa, Inc. (acquired by Illumina, Inc.), and Xencor, Inc. (NASDAQ: XNCR), and served as a director of each of these companies. Dr. Fambrough has also served as a Trustee of Boston Biomedical Research Institute, a not-for-profit organization. Before joining Oxford Bioscience Partners, he was a genomic scientist at the Whitehead/MIT Center for Genome Research (now known as the Broad Institute). Dr. Fambrough graduated from Cornell University and obtained his Ph.D. in genetics at the University of California, Berkeley. The Nominating and Corporate Governance Committee believes that Dr. Fambrough’s experience serving as our President and Chief Executive Officer and as a member of our Board of Directors, combined with his experience in the venture capital industry and biotechnology research and development, provide him with the qualifications and skills to serve as a member of our Board of Directors.

J. Kevin Buchi
J. Kevin Buchi has served as a member of our Board of Directors since August 2018 and was appointed Chairman of our Board of Directors in January 2019. Mr. Buchi served as CEO and a director of Biospecifics Technologies Corp. (NASDAQ: BSTC) from October 2019 until April 2020. Mr. Buchi served as Impax Laboratories, LLC’s Interim President and Chief Executive Officer from December 2016 until March 2017 and as member of the Impax Board of Directors from November 2016 until the completion of the combination of Impax and Amneal Pharmaceuticals (NYSE: AMRX). Mr. Buchi served as President and Chief Executive Officer of TetraLogic Pharmaceuticals (formerly NASDAQ: TLOG) from August 2013 to December 2016. Before TetraLogic, he served as Corporate Vice President of Global Branded Products at Teva Pharmaceutical Industries Limited (NYSE: TEVA) from 2011 to May 2012. Mr. Buchi was Chief Executive Officer of Cephalon, Inc. (formerly NASDAQ: CEPH), which was acquired by Teva Pharmaceutical Industries Limited in October 2011. In addition, Mr. Buchi currently serves as a director of Amneal Pharmaceuticals Inc. (NYSE: AMRX), Ziopharm Oncology Inc. (NASDAQ: ZIOP), and Benitec Biopharma Ltd. (NASDAQ: BNTC). Mr. Buchi previously served on the Board of Directors of EPIRUS Biopharmaceuticals, Inc. (formerly NASDAQ: EPRS) from June 2013 to July 2016, Alexza Pharmaceuticals, Inc. (formerly NASDAQ: ALXA) from January 2013 to June 2016, Forward Pharma A/S (NASDAQ: FWP) from December 2012 to May 2016, and Stemline Therapeutics, Inc. (NASDAQ: STML) from March 2012 to May 2016. Mr. Buchi received his B.A. degree in Chemistry from Cornell University and a Masters of Management degree from the J.L. Kellogg Graduate School of Management, Northwestern University. The Nominating and Corporate Governance Committee believes that Mr. Buchi’s scientific and business expertise, including his diversified background as an executive officer and director in biopharmaceutical companies, provide him with the qualifications and skills to serve as a member of our Board of Directors.
Stephen Doberstein, Ph.D.
Stephen Doberstein, Ph.D. served as the Senior Vice President, Research and Chief Scientific Officer of Nektar Therapeutics, Inc. (“Nektar Therapeutics”), a publicly-traded biotechnology company, from January 2010 to November 2017, and as Senior Vice President of R&D and Chief Research and Development Officer from November 2017 to October 2019. Dr. Doberstein has been serving as Chief Scientific Fellow and a lead scientific advisor to Nektar Therapeutics since October 2019. From October 2008 through December 2009, Dr. Doberstein served as Vice President of Research at XOMA (US) LLC (NASDAQ: XOMA), a publicly-traded company. From July 2004 until October 2008, he served as Vice President of Research at Five Prime Therapeutics, Inc., a clinical-stage biotechnology company. From September 2001 until July 2004, Dr. Doberstein was Vice President of Research at Xencor, Inc., a clinical-stage biotechnology company. From 1997 to 2001, he held various pharmaceutical research positions at Exelixis, Inc. (“Exelixis”). Prior to working at Exelixis, Dr. Doberstein was a Howard Hughes Doctoral Fellow and a Muscular Dystrophy Association Fellow and Senior Postdoctoral Fellow. Dr. Doberstein received his Ph.D. in Biochemistry, Cell and Molecular Biology from the Johns Hopkins University School of Medicine and received a B.S. in Chemical Engineering from the University of Delaware. The Nominating and Corporate Governance Committee believes that Dr. Doberstein’s scientific and business expertise, including his diversified background as an executive officer and researcher at biopharmaceutical companies, provide him with the qualifications and skills to serve as a member of our Board of Directors.
Martin Freed, M.D.
Martin Freed, M.D. has served as a member of our Board of Directors since June 2016. Dr. Freed has served as an independent consultant to several private pharmaceutical, biotechnology, and healthcare companies, specializing in clinical and general pharmaceutical development and clinical and regulatory strategy since February 2015. He co-founded and served as Chief Medical Officer of Civitas Therapeutics, Inc., from December 2010 to October 2014 (acquired by Acorda Therapeutics, Inc. (“Acorda”)), and as Senior Vice President, Clinical Development of Acorda from October 2014 through January 2015. In addition, Dr. Freed has served as Chief Medical Officer and has provided strategic and operational planning and execution, as well as medical leadership for clinical pharmacology and development strategy and preclinical development for multiple pharmaceutical companies throughout his career. These companies include Avila Therapeutics, Inc., Taligen Therapeutics, Adnexus Therapeutics, Inc. (acquired by Bristol-Myers Squibb), and Vitae Pharmaceuticals, Inc. Dr. Freed spent nearly 14 years at GlaxoSmithKline and its predecessor, SmithKline Beecham Pharmaceuticals, where he served numerous roles including Vice President, Clinical Development and Medical Affairs in the metabolism therapeutic area. Dr. Freed currently serves as an independent director for Solid Biosciences Inc. and Sojournix, Inc., and previously served as an independent director of InteKrin Therapeutics Inc. from 2007 to 2010. He has authored over 100 publications or presentations. Dr. Freed has been Board Certified in Internal Medicine, Nephrology and Clinical Pharmacology. He performed his internal medicine residency at Temple University Hospital and nephrology fellowship at Yale-New Haven Hospital. A Fellow of the American College of Physicians, Dr. Freed received his B.S. with distinction in Biology from the University of Delaware and M.D. from Pennsylvania State University’s College of Medicine. The Nominating and Corporate Governance Committee believes that Dr. Freed’s scientific and business experience, including his diversified background as an executive officer and director of a number of pharmaceutical companies, provide him with the qualifications and skills to serve as a member of our Board of Directors.

Patrick M. Gray
Patrick M. Gray has served as a member of our Board of Directors since September 2019. Mr. Gray currently serves as a member of the Board of Directors and as Chairperson of the Audit Committee of Tmunity Therapeutics, Inc. Mr. Gray previously served as a member of the Board of Directors and as the Chairperson of the Audit Committee of Civitas Solutions, Inc., from September 2014 to March 2019, Sancilio Pharmaceuticals Company, Inc., from February 2012 through August 2018, and Datto, Inc., from May 2015 through December 2017. Mr. Gray spent over 37 years with PricewaterhouseCoopers LLP (“PwC”) until his retirement in 2009. Mr. Gray is a Certified Public Accountant who spent 25 years as an Audit Partner at PwC. At the time of his retirement, he served as the lead partner for the PwC U.S. firm Corporate Governance Group. Prior to that time, Mr. Gray held various other leadership positions within the firm, including leadership of the Price Waterhouse U.S. High Technology Group. Mr. Gray holds a B.S. in Economics from The Wharton School, University of Pennsylvania. The Nominating and Corporate Governance Committee believes that Mr. Gray’s accounting and financial reporting experience in companies in the industry in which we operate provide him with the qualifications and skills to serve as a member of our Board of Directors.
Stephen J. Hoffman, M.D., Ph.D.
Stephen J. Hoffman, M.D., Ph.D. has served as a member of our Board of Directors since November 2007. Dr. Hoffman also currently serves on the Board of Directors of AcelRx Pharmaceuticals, Inc. (NASDAQ: ACRX), Palleon Pharmaceuticals Inc., and Danforth Advisors. Dr. Hoffman served as Chief Executive Officer and director of Aerpio Pharmaceuticals, Inc. (NASDAQ: ARPO) from December 2017 until October 2019. Prior to that, he served as a senior advisor to PDL BioPharma, Inc. from February 2014 until November 2017. Previously he was a managing director at Skyline Ventures, a venture capital firm, from May 2007 until February 2014. From January 2003 to March 2007, Dr. Hoffman was a general partner at TVM Capital, a venture capital firm. From 1994 to 2002, he served as President, Chief Executive Officer and a member of the Board of Directors of Allos Therapeutics, Inc., a biopharmaceutical company, where he remained as Chairman of the Board of Directors until it was acquired by Spectrum Pharmaceuticals, Inc. in September 2012. From 1990 to 1994, Dr. Hoffman completed a fellowship in clinical oncology and a residency/fellowship in dermatology, both at the University of Colorado. Dr. Hoffman was the scientific founder of Somatogen Inc., a biotechnology company that was acquired by Baxter International, Inc. in 1998, where he held the position of Vice President of Science and Technology from 1987 until 1990. Previously, Dr. Hoffman also served on the Boards of Directors of Genocea Biosciences, Inc. (NASDAQ: GNCA), which he resigned from effective April 11, 2017, and Sirtris Pharmaceuticals, Inc., a pharmaceutical company that was acquired by GlaxoSmithKline (NYSE: GSK) in 2008. Dr. Hoffman holds a Ph.D. in bio-organic chemistry from Northwestern University and an M.D. from the University of Colorado School of Medicine. The Nominating and Corporate Governance Committee believes that Dr. Hoffman’s scientific and business experience, including his diversified background as an executive officer, director, and venture capital investor in biopharmaceutical companies, provide him with the qualifications and skills to serve as a member of our Board of Directors.
Adam M. Koppel, M.D., Ph.D.
Adam M. Koppel, M.D., Ph.D. joined our Board of Directors in April 2017. Dr. Koppel rejoined Bain Capital in 2016 as a managing director of Bain Capital Life Sciences. He initially joined Bain Capital Public Equity in 2003 where he was a leader within the healthcare sector until mid-2014. During the period mid-2014 to mid-2016, Dr. Koppel worked at Biogen, Inc. (NASDAQ: BIIB) where he served as Executive Vice President of Corporate Development and Chief Strategy Officer. Prior to joining Bain Capital in 2003, Dr. Koppel was an Associate Principal at McKinsey & Co. in New Jersey, where he served a variety of healthcare companies. Dr. Koppel received an M.D. and Ph.D. in neuroscience from the University of Pennsylvania School of Medicine. He also received an M.B.A. from The Wharton School at the University of Pennsylvania, where he was a Palmer Scholar. He graduated magna cum laude from Harvard University with an A.B. and A.M. in history and science. Dr. Koppel currently serves on the Boards of Directors of Aptinyx Inc. (NASDAQ: APTX) and Solid Biosciences Inc. (NASDAQ: SLDB), and he previously served as a director of Trevena, Inc. (NASDAQ: TRVN) from September 2014 until October 2018, PTC Therapeutics, Inc. (NASDAQ: PTCT) from March 2013 until June 2017, and Viacyte, Inc. from January 2019 until January 2021. The Nominating and Corporate Governance Committee believes that Dr. Koppel’s background as an executive officer, director, and venture capital investor in biopharmaceutical companies, as well as his scientific and medical background, provide him with the qualifications and skills to serve as a member of our Board of Directors.

Marc Kozin
Marc Kozin has served as a member of our Board of Directors since January 2019. Mr. Kozin is a professional board member. Previously Mr. Kozin was a career strategy consultant, having served as President of L.E.K. Consulting’s North American practice from 1997 until 2012 and as Senior Advisor from January 2012 to December 2018. Mr. Kozin serves on the Boards of Directors of UFP Technologies, Inc. (NASDAQ: UFPT), HealthCare Royalty Partners, and The Greenlight Fund. Mr. Kozin previously served on the Boards of Directors of CrunchTime! Information Systems, Inc. from 2002 to 2013, Dyax Corp. from January 2012 until January 2016, Frequency Therapeutics, Inc. from 2016 to 2018, OvaScience, Inc. from January 2014 until December 2018, and Endocyte, Inc. from July 2012 until its acquisition by Novartis International AG (NYSE: NVS) in December 2018. Mr. Kozin previously served on the Board of Directors of DukeEngage from 2011 to 2017. Mr. Kozin received his B.A. with distinction, magna cum laude, in Economics from Duke University. He was also awarded an M.B.A. with distinction from The Wharton School, University of Pennsylvania. The Nominating and Corporate Governance Committee believes that Kozin’s substantial experience serving as a board member to biopharmaceutical companies, as well as his business background, provide him with the qualifications and skills to serve as a member of our Board of Directors.
Cynthia Smith
Cynthia Smith has served as a member of our Board of Directors since August 2018. Ms. Smith most recently served as Chief Commercial Officer and a member of the executive team of ZS Pharma (NASDAQ: ZSPH), acquired by AstraZeneca (NYSE: AZN) in 2015 for approximately $2.7 billion, a position she held from June 2013 to December 2016. Prior to joining ZS Pharma, Ms. Smith served as Vice President, Market Access and Commercial Development at Affymax, Inc. Ms. Smith was employed at Affymax from October 2008 to March 2013. She held various leadership positions at Merck (NYSE: MRK) from June 2000 to October 2008. She also serves on the Boards of Directors of Akebia Therapeutics (NASDAQ: AKBA), Spero Therapeutics (NASDAQ: SPRO), and Protara Therapeutics (NASDAQ: TARA). She previously served on the Board of Directors of Nivalis Therapeutics (NASDAQ: NVLS) from October 2016 to July 2017. Ms. Smith earned her Bachelor’s degree in communications from the University of North Carolina, a Master’s degree in public policy from Rutgers University, and an M.B.A. from The Wharton School, University of Pennsylvania. The Nominating and Corporate Governance Committee believes that Ms. Smith’s scientific and business experience, including her background as an executive officer of a biopharmaceutical company and key positions at a large global pharmaceutical company, provide her with the qualifications and skills to serve as a member of our Board of Directors.
Director Departing at the 2021 Annual Meeting
Anna Protopapas
Anna Protopapas has served as a member of our Board of Directors since January 2019. Ms. Protopapas is President and Chief Executive Officer of Mersana Therapeutics, Inc. (NASDAQ: MRSN), a clinical stage antibody drug conjugate company, which she joined in March 2015. Prior to Mersana, Ms. Protopapas was president of Millennium Pharmaceuticals from April 2013 to October 2014, where she led Takeda Pharmaceutical Company Ltd (OTCMKTS: TKPHF)’s oncology business. Ms. Protopapas also served as the Executive Vice President of Global Business Development for Takeda Pharmaceuticals from October 2010 to October 2014, where she oversaw global acquisitions, partnering, licensing, and venture investing. Ms. Protopapas was a member of Takeda’s executive committee and was elected a corporate officer in 2011. Earlier, Ms. Protopapas was a corporate officer of Millennium Pharmaceuticals and served in various senior leadership positions. Ms. Protopapas served on the Board of Directors of Ariad Pharmaceuticals, Inc. from May 2015 to February 2017 when it was sold to Takeda and on the Board of Directors of Bioverativ Inc. from January 2017 to January 2018 when it was sold to Sanofi S.A. (NASDAQ: SNY). She earned her Bachelor’s degree in science and engineering from Princeton University, a Master’s degree in chemical engineering practice from the Massachusetts Institute of Technology, and an M.B.A. from Stanford Graduate School of Business.
Vote Required
For this proposal, each director nominee must receive the affirmative vote of the majority of shares properly cast with respect to his or her election. Abstentions and broker non-votes will have no effect on Proposal 1.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. Deloitte & Touche LLP has been engaged by us since May 2009 to audit our financial statements since our inception in October 2006. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.
Vote Required
The affirmative vote of the holders of a majority of the votes cast either virtually during the annual meeting or represented by proxy at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP for our fiscal year ending December 31, 2021. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3:
ADVISORY VOTE ON NAMED EXECUTIVE COMPENSATION
Our Board of Directors is committed to excellence in governance. As part of this commitment, and as required by Section 14A(a)(1) of the Exchange Act, our Board of Directors is providing our stockholders with an opportunity to cast a non-binding advisory vote on the compensation of our named executive officers.
As described below under “Executive Compensation – Compensation Discussion & Analysis,” we have developed a compensation program that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term stockholder value. The executive compensation program is designed to reward short-term and long-term performance and to align the financial interests of our executive officers with the interests of our stockholders. We believe our executive compensation program strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for our success.
We are asking for stockholder approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, which includes the disclosures in the “Executive Compensation” and “Compensation Discussion & Analysis” sections, the compensation tables, and the narrative discussion following the compensation tables in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. For the reasons discussed above, our Board of Directors unanimously recommends that our stockholders vote in favor of the following resolution:
“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, Summary Compensation Table, and the other compensation-related tables and disclosure.”
As this vote is advisory, it will not be binding upon our Board of Directors or the Compensation Committee, and neither our Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of this vote. However, the Board of Directors and the Compensation Committee value the opinion of our stockholders, and the Compensation Committee will carefully consider the outcome of this vote when evaluating our executive compensation policies and practices and making future compensation decisions.
Vote Required
For approval, this proposal must receive the affirmative vote of the majority of shares properly cast on the proposal. Abstentions and broker non-votes will have no effect on Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION APPROVING OUR NAMED EXECUTIVE OFFICER COMPENSATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2021, by: (i) all those known by us to be beneficial owners of more than five percent of our common stock; (ii) each director and nominee for director; (iii) each of our named executive officers (“NEOs”); and (iv) all of our executive officers and directors as a group.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders:
RTW Investments, LP (2)	7,253,857	9.5%
BlackRock, Inc. (3)	6,034,729	7.9%
Eli Lilly and Company (4)	5,414,185	7.1%
Wellington Group Management Group LLP (5)	4,317,623	5.6%

Named Executive Officers and Directors:
Douglas M. Fambrough, III, Ph.D. (6)	2,303,689	3.0%
J. Kevin Buchi (7)	80,498	*
Stephen Doberstein, Ph.D. (8)	24,159	*
Martin Freed, M.D. (9)	113,750	*
Patrick M. Gray (10)	26,243	*
Stephen J. Hoffman, M.D., Ph.D. (11)	184,488	*
Adam M. Koppel, M.D., Ph.D. (12)	3,193,987	4.2%
Marc Kozin (13)	62,496	*
Anna Protopapas (14)	57,496	*
Cynthia Smith (15)	61,665	*
Shreeram Aradhye, M.D. (16)	5,319	*
Bob D. Brown, Ph.D. (17)	693,241	*
Douglas W. Pagán (18)	28,694	*
James B. Weissman (19)	532,072	*
John B. Green (20)	96,703	*
Ralf Rosskamp, M.D. (21)	85,382	*
All executive officers and directors as a group (19 persons) (22)	7,822,350	10.2%
    _______________
*    Denotes ownership percentage of less than one percent.
(1)This table is based upon information supplied by officers, directors, and principal stockholders and Forms 3, Forms 4, and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in the table has sole voting and dispositive power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 76,605,101 shares outstanding on April 1, 2021, adjusted as required by rules promulgated by the SEC. Unless otherwise set forth below, the address of each beneficial owner is 75 Hayden Avenue, Lexington, MA 02421.

(2)Based solely on the Schedule 13G/A No. 6 filed jointly with the SEC on February 12, 2021 by RTW Investments, LP, a Delaware limited partnership (“the Adviser”), RTW Master Fund, Ltd., organized under the laws of the Cayman Islands, and Roderick Wong with respect to holdings as of December 31, 2020 (“RTW SC 13G/A”). Consists of 5,229,139 shares of our common stock held by RTW Master Fund Ltd. and one or more other funds (together the “Funds”) managed by the Adviser. The Adviser in its capacity as the investment manager of the Funds, has the power to vote and the power to direct the disposition of all shares held by the Funds. Accordingly, for the purposes of Reg. Section 240.13d-3, the Adviser may be deemed to beneficially own an aggregate 7,253,857 shares. Roderick Wong is the Managing Partner of the Adviser. The RTW SC 13G/A stated that the report shall not be deemed an admission that the Adviser, the Funds or any other person is the beneficial owner of the securities reported therein for purposes of Section 13 of the Exchange Act, as amended, or for any other purpose. Each of the reporting persons therein disclaims beneficial ownership of the shares of our common stock reported therein except to the extent of the reporting person’s pecuniary interest therein. The address of the principal place of business of the Adviser and Roderick Wong is RTW Investments, L.P., 40 10th Avenue, Floor 7, New York, New York 10014. The address and principal place of RTW Master Fund Ltd. is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, GeorgeTown, Grand Cayman KY1-9001, Cayman Islands.
(3)Based solely on the Schedule 13G/A No. 2 filed with the SEC on January 29, 2021 by BlackRock, Inc., (“BlackRock”) a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act, which states that BlackRock and its affiliates listed therein have sole dispositive power over 6,034,729 shares of our common stock and sole voting power over 5,948,635 shares of our common stock. All shares covered by such filing are held by BlackRock and/or its subsidiaries. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(4)Based solely on the Schedule 13D filed with the SEC on December 20, 2018 by Eli Lilly and Company, an Indiana corporation (“Eli Lilly”). All 5,414,185 shares of our common stock held directly by Eli Lilly. Eli Lilly has the sole power to dispose or direct the disposition of, and the sole power to vote, all of such shares. The address of Eli Lilly is Lilly Corporate Center, Indianapolis, Indiana 46285.
(5)Based solely on the Schedule 13G filed with the SEC on February 4, 2021 by Wellington Management Group LLP, a parent holding company, and three of its affiliates: Wellington Group Holdings LLP, owned by Wellington Management Group LLP; Wellington Investment Advisors Holdings LLP, owned by Wellington Group Holdings LLP; and Wellington Management Company LLP, an investment advisor controlled by Wellington Investment Advisor Holdings LLP (the four joint filers collectively, “Wellington”). Each of the joint filers except Wellington Management Company LLP has shared voting power over 4,059,742 shares and shares dispositive power over 4,317,623 shares, and Wellington Management Company LLP has shared voting power over 4,041,746 shares and shares dispositive power over 4,194,754 shares. According to the Schedule 13G, all such shares are owned of record by clients of one or more investment advisors, including Wellington Management Company LLP, and such investment advisors are controlled, directly or indirectly, by Wellington Investment Advisors Holdings LLP, which is owned by Wellington Group Holdings LLP, which is owned by Wellington Management Group LLP. The address of Wellington is 280 Congress Street, Boston, MA 02210.
(6)Consists of (a) 37,030 shares of our common stock, including shares acquired under the Company’s 2014 Employee Stock Purchase Plan (“2014 ESPP”), (b) 1,866,659 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of April 1, 2021, (c) 200,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 1, 2021 and held by an irrevocable trust for Dr. Fambrough’s minor child A (“Child A Trust”) for which Dr. Fambrough’s spouse serves as trustee, and (d) 200,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 1, 2021 and held by an irrevocable trust for Dr. Fambrough’s minor child B (“Child B Trust”) for which Dr. Fambrough’s spouse serves as trustee. Dr. Fambrough disclaims beneficial ownership of the securities held by the Child A Trust and Child B Trust except to the extent of his proportionate pecuniary interest therein, if any.
(7)Consists of 80,498 shares of common stock issuable upon exercise of stock options within 60 days of April 1, 2021.
(8)Consists of 24,159 shares of common stock issuable upon exercise of stock options within 60 days of April 1, 2021.
(9)Consists of 113,750 shares of common stock issuable upon exercise of stock options within 60 days of April 1, 2021.
(10)Consists of 26,243 shares of common stock issuable upon exercise of stock options within 60 days of April 1, 2021.
(11)Consists of (a) 25,738 shares of common stock and (b) 158,750 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2021.
(12)Consists of 3,080,237 shares of our common stock held by Bain Capital Life Sciences Fund, L.P., a Cayman exempted limited partnership (“BCLS”), and BCIP Life Sciences Associates, LP, a Delaware limited partnership (“BCIP LS” and, together with BCLS, the “Bain Capital Life Sciences Entities”) and 113,750 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of April 1, 2021.

Shares of our common stock held by the Bain Entities is based on the Schedule 13D/A No. 6 filed jointly with the SEC on December 14, 2020 and the Form 4 filed by Dr. Koppel on December 14, 2020. Ownership consists of 2,786,247 shares of our common stock held by BCLS and 293,990 shares of our common stock held by BCIP LS. Bain Capital Life Sciences Investors, LLC (“BCLSI”) is the ultimate general partner of BCLS and governs the investment strategy and decision-making process on behalf of BCIP LS. Dr. Koppel is a Managing Director of BCLSI. By virtue of the relationships described in this footnote, Dr. Koppel may be deemed to share voting and dispositive power with respect to the shares of common stock held by the Bain Capital Life Sciences Entities. Dr. Koppel disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The principal business address of each of the Bain Capital Life Sciences Entities and Dr. Koppel is 200 Clarendon Street, Boston, MA 02116.
(13)Consists of 5,000 shares of our common stock held by Marc D. Kozin Revocable Trust and 57,496 shares of common stock issuable upon exercise of stock options within 60 days of April 1, 2021.
(14)Consists of 57,496 shares of common stock issuable upon exercise of stock options within 60 days of April 1, 2021.
(15)Consists of 61,665 shares of common stock issuable upon exercise of stock options within 60 days of April 1, 2021.
(16)Consists of 5,319 shares of common stock issuable upon exercise of stock options within 60 days of April 1, 2021.
(17)Consists of (a) 21,517 shares of common stock and (b) 671,724 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2021.
(18)Consists of (a) 939 shares of common stock, including shares acquired under the Company’s 2014 ESPP and (b) 27,755 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2021.
(19)Consists of (a) 20,904 shares of common stock and (b) 511,168 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2021.
(20)Consists of (a) 31,287 shares of common stock, including shares acquired under the Company’s 2014 ESPP, and (b) 65,416 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2021.
(21)Consists of (a) 4,471 shares of common stock, including shares acquired under the Company’s 2014 ESPP, and (b) 80,911 shares of common stock issuable upon exercise of options exercisable with 60 days of April 1, 2021.
(22)Consists of (a) 3,230,896 shares of common stock held by our directors (and entities affiliated with certain of our directors) and executive officers and (b) 4,591,454 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of April 1, 2021 held by our directors and executive officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
We have adopted a written related party transactions policy which sets forth the policies and procedures for the review and approval or ratification of related party transactions. The policy covers, with certain exceptions set forth in Item 404 of Regulation S‑K promulgated under the Exchange Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related party had, has, or will have a direct or indirect material interest, including indebtedness, guarantees of indebtedness, and employment by us of a related party.
A related party transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee of our Board of Directors (the “Board”) or the Chairperson of the Audit Committee in accordance with the standards set forth in the policy after full disclosure of the related party’s interests in the transaction. As appropriate for the circumstances, the Audit Committee or the Chairperson of the Audit Committee, as applicable, shall review and consider:
•the related party’s interest in the transaction;
•the approximate dollar value of the amount involved in the related party transaction;
•the approximate dollar value of the amount of the related party’s interest in the transaction without regard to the amount of any profit or loss;
•whether the transaction was undertaken in our ordinary course of business;
•whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;
•the purpose and the potential benefits of the related party transaction to us;
•required public disclosure, if any; and
•any other information regarding the related party transaction in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
Related Party Transactions
There were no related party transactions during the fiscal year ended December 31, 2020, which are defined as a transaction or series of transactions to which we were a party or will be a party, in which (i) the amounts involved exceeded or will exceed $120,000 and (ii) any of our directors, executive officers, holders of more than five percent of our common stock or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required in the sections titled “Director Compensation” and “Executive Compensation,” respectively, in this proxy statement.
Indemnification of Directors and Officers
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their affiliated venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Meetings of the Board of Directors
The Board met seven times during the fiscal year ended December 31, 2020. Each member of the Board attended at least 75 percent of the aggregate number of meetings of our Board, and of the committees on which such individual served, held during the period of the last fiscal year for which such individual was a director or committee member, respectively. All 10 of the current members of our Board attended our 2020 Annual Meeting of Stockholders.
Corporate Governance Guidelines
Our Board has documented our governance practices in our corporate governance guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The corporate governance guidelines set forth certain practices the Board will follow with respect to Board composition, Board committees, Board nomination, director qualifications, and evaluation of the Board and committees. The corporate governance guidelines and the charter for each committee of the Board may be viewed at www.dicerna.com.
Board Leadership Structure
The positions of Chief Executive Officer and Chairperson of the Board are currently held by Douglas M. Fambrough, III, Ph.D. and J. Kevin Buchi, respectively. The Board believes at this time having a separate Chairperson provides a more effective channel for the Board to express its views on management, by enhancing the Board’s oversight of, and independence from, management, and allows the Chief Executive Officer to focus more on the strategy and operations of our Company.
Risk Oversight
The Board monitors and assesses key business risks directly through deliberations of the Board and also by way of delegation of certain risk oversight functions to be performed by committees of the Board. The Board regularly reviews and assesses, among other matters, the following important areas that present both opportunities and risks to the Company’s business:
•at the request of the Board, management’s initiation in 2020 of (and ongoing review of) an enterprise risk assessment process, in which the executive leadership team and the Board identify critical risks, likelihood, and probable impacts to be considered and monitored by the Company in conjunction with pursuing corporate goals and objectives;
•review and approval of the Company’s annual operating and capital spending plan and review of management’s updates as to the progress against the plan and any related risks and uncertainties;
•periodic consideration of the balance of risks and opportunities presented by the Company’s medium- to long-term strategic plan and the potential implications of success and failure in one or more of the Company’s key drug development programs;
•regular consideration of the risks and uncertainties presented by alternative clinical development strategies;
•regular review of the progress and results of the Company’s clinical development programs and early research efforts, including, without limitation, the strengths, weaknesses, opportunities, and threats for these programs;
•periodic review and oversight of any material outstanding litigation or threatened litigation;
•review and oversight of the Company’s pre-commercialization efforts and programs;
•review and approval of material collaboration partnerships for the further development and commercial evolution of the Company’s proprietary drug development programs and technologies;
•regular review and approval of the annual corporate goals and an assessment of the Company’s level of achievement against these established goals;
•regular review of the Company’s financial position relative to the risks and opportunities for the Company’s business;
•periodic review of the Company’s intellectual property estate;
•review and assessment of succession planning and performance concerns for the Section 16 officers; and
•periodic review of the Company’s compensation programs.
The discussion above of risk oversight matters reviewed by the Board is intended to be illustrative only and not a complete list of all important matters reviewed and considered by the Board in providing oversight and direction for the Company’s senior management and business.

The risk oversight function of the Board is also administered through various Board committees. The Audit Committee oversees the management of financial and accounting matters, internal controls, disclosure controls, and the engagement arrangement and regular oversight of the independent auditors. The Audit Committee also periodically reviews the Company’s investment policy for its cash reserves and fraud monitoring practices and procedures, including the maintenance and monitoring of a whistleblower hotline.
The Compensation Committee is responsible for the design and oversight of the Company’s compensation programs. The Compensation Committee also regularly reviews and reports to the Board on succession planning for the Chief Executive Officer and certain other select senior management positions.
The Nominating and Corporate Governance Committee periodically reviews the Company’s corporate governance practices, including certain risks that those practices are intended to address. The Nominating and Corporate Governance Committee periodically reviews the composition of the Board to help ensure that a diversity of skills and experiences is represented by the members of the Board taking into account the stage of growth of the Company and its strategic direction.
In carrying out their risk oversight functions, the Board and its committees routinely request and review management updates, reports from the independent auditors, and legal and regulatory advice from outside experts, as appropriate, to assist in discerning and managing important risks that may be faced by the Company. The Board is committed to continuing to ensure and evolve its risk oversight practices as appropriate given the stage of the Company’s evolution as a drug development company and the fast-paced changes in the biopharmaceutical industry.
Independence of the Board
Under the rules of NASDAQ, independent directors must comprise a majority of a listed company’s Board. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation, and Nominating and Corporate Governance Committees be independent. Audit Committee members must also satisfy additional independence criteria set forth in Rule 10A-3 under the Exchange Act, and in NASDAQ rule 5605(c)(2)(A). Under NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of that company’s Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other Board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.
Our Board has undertaken a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment, and affiliations, including family relationships, our Board in 2021 has determined that none of J. Kevin Buchi, Stephen Doberstein, Ph.D., Martin Freed, M.D., Patrick M. Gray, Stephen J. Hoffman, M.D., Ph.D., Adam M. Koppel, M.D., Ph.D., Marc Kozin, or Cynthia Smith, representing eight of our nine director nominees, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under NASDAQ rules. In 2020, our Board had also determined that Anna Protopapas, a current director whose term is ending at the 2021 Annual Meeting of Stockholders, was “independent” under NASDAQ listing rules. Our Board has also determined that Mr. Gray, Mr. Buchi, and Dr. Hoffman, members of our Audit Committee; Mr. Kozin and Dr. Koppel, members of our Compensation Committee; and Dr. Freed, Dr. Doberstein, and Ms. Smith, members of our Nominating and Corporate Governance Committee, satisfy the independence standards for those committees established by applicable SEC and NASDAQ rules. In 2020, our Board had also determined that Anna Protopapas, a current member of our Compensation Committee, satisfied the independence standards for such committee. In making these determinations, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and by such non-employee director’s affiliates, if applicable.

Information Regarding the Committees of the Board
The Board has three regularly constituted committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information as of December 31, 2020 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Douglas M. Fambrough, III, Ph.D.	—	—	—
J. Kevin Buchi	X	—	—
Stephen Doberstein, Ph.D.	—	—	X
Martin Freed, M.D.	—	—	X (1)
Patrick M. Gray	X (1)	—	—
Stephen J. Hoffman, M.D., Ph.D.	X	—	—
Adam M. Koppel, M.D., Ph.D.	—	X	—
Marc Kozin	—	X (1)	—
Anna Protopapas	—	X	—
Cynthia Smith	—	—	X
Total Meetings in 2020	8	5	1
_______________
(1)    Committee chairperson
Below is a description of each committee of the Board.
Audit Committee
The Board has established an Audit Committee that oversees management’s conduct of our corporate accounting and financial reporting process. The responsibilities and duties of the Audit Committee include, among other things:
•evaluating the performance and assessing the qualifications of our independent registered public accounting firm;
•determining whether to retain or terminate our independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;
•reviewing and determining the engagement of the independent registered public accounting firm, including the overall scope and plans for their respective audits, the adequacy of staffing and compensation, and negotiating and executing, on behalf of the Company, engagement letters with the independent auditors;
•establishing guidelines and procedures with respect to the rotation of the lead or coordinating audit partners having primary responsibility for the audit and the audit partner responsible for reviewing the audit;
•reviewing and approving the retention of our independent registered public accounting firm for any permissible non-audit services and the fees or other compensation for such services;
•obtaining and reviewing, at least annually, a formal written statement prepared by the independent registered public accounting firm delineating all relationships between our independent registered public accounting firm and the Company, discussing with our independent registered public accounting firm, and reviewing its independence from management and the Company;
•reviewing with our independent registered public accounting firm any management or internal control letter issued or proposed to be issued by our independent registered public accounting firm and management’s response;
•reviewing with management and our independent registered public accounting firm the scope, adequacy, and effectiveness of our financial reporting controls;
•reviewing and discussing with management, any internal audit function, and our independent registered public accounting firm, as appropriate, the Company’s major financial risks, the Company’s policies for assessment and management of such risks, and the steps to be taken to control such risks;
•establishing and maintaining procedures for the receipt, retention, and treatment of complaints with respect to accounting, internal accounting controls, or auditing matters, including procedures for the confidential and anonymous submission by employees of concerns regarding accounting or auditing matters;

•investigating and resolving any disagreements between the Company’s management and our independent registered public accounting firm regarding the Company’s financial reporting, accounting practices, or accounting policies, and reviewing with our independent registered public accounting firm any other problems or difficulties it may have encountered during the course of the audit work;
•meeting with senior management and our independent registered public accounting firm in separate executive sessions;
•reviewing the financial statements to be included in our quarterly reports on Form 10-Q and our annual reports on Form 10‑K;
•discussing with management and our independent registered public accounting firm the results of the independent registered public accounting firm’s review of our quarterly financial statements and the results of our annual audit and the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports;
•reviewing and discussing with management and our independent registered public accounting firm any material financial arrangements of the Company which do not appear on the financial statements of the Company and any significant transactions or courses of dealing with parties related to the Company;
•reviewing with management and our independent registered public accounting firm significant issues that arise regarding accounting principles and financial statement presentation;
•discussing with management and our independent registered public accounting firm any correspondence from or with regulators or governmental agencies, any employee complaints, or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, or accounting policies;
•reviewing the Company’s investment policy for its cash reserves and fraud monitoring practices and procedures;
•investigating any matter brought to the Audit Committee’s attention that is within the scope of the Audit Committee’s charter;
•preparing an Audit Committee report for inclusion in the Company’s annual reports or proxy statements that describes the Audit Committee’s composition and responsibilities and how those responsibilities were discharged;
•reviewing with management, our independent registered public accounting firm, and the Company’s counsel any legal or regulatory matters that may have a material impact on the financial statements and related compliance policies;
•establishing policies governing, or otherwise determining the appropriateness of, the hiring by the Company of any current or former employee of the independent registered public accounting firm; and
•reviewing and approving in advance any proposed related party transactions or ratifying any commenced transactions consistent with the Company related party transactions policy and reports to the Board.
The Audit Committee has the authority to retain special legal, accounting, or other consultants to advise the Audit Committee as it deems necessary, at the Company’s expense, to carry out its duties and to determine the compensation of any such advisors.
The members of the Audit Committee are Mr. Gray, Mr. Buchi, and Dr. Hoffman. Mr. Gray serves as the Chairperson of the Audit Committee. Our Board has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined in the applicable rules of the SEC and NASDAQ. Our Board has designated each of Dr. Hoffman, Mr. Buchi, and Mr. Gray as an “audit committee financial expert” as defined under the applicable rules of the SEC. The Board has adopted a written charter for the Audit Committee, which is available on our corporate website at www.dicerna.com.
Compensation Committee
The Compensation Committee of the Board reviews the type and level of compensation for directors, officers, certain employees, and compensation consultants of the Company, recommends certain compensation actions to the Board, and administers the various compensation programs to be adopted by the Company. The responsibilities and duties of the Compensation Committee include, among other things:
•reviewing and approving the structure and guidelines for various incentive compensation and benefit plans;
•granting equity awards under the various equity incentive compensation and benefit plans;
•approving the compensation for the chief executive officer, including, without limitation, annual salary, bonus, equity compensation, and other direct or indirect benefits;

•approving the compensation levels for each Section 16 officer and compensation to senior vice president-level employees and above, and other management-level employees that report directly to the chief executive officer, including, without limitation, annual salary, bonus, equity compensation, and other direct or indirect benefits;
•recommending for approval by the Board the compensation levels for the members of the Board who are outside directors;
•reviewing on a periodic basis the operation of the Company’s executive compensation programs to determine whether they remain supportive of the Company’s business objectives and are competitive relative to comparable companies, and establishing and periodically reviewing policies for the administration of executive compensation programs;
•reviewing the Company’s executive compensation arrangements to evaluate and ensure that incentive and other forms of compensation do not encourage inappropriate or excessive risk taking, and reviewing and discussing, at least annually, the relationship between risk management policies and practices, corporate strategy, and the Company’s executive compensation arrangements;
•reviewing and discussing with management the Company’s major risks relating to the purview of the Compensation Committee, the Company’s policies for assessment and management of such risks, and the steps to be taken to control such risks;
•preparing and approving the Compensation Committee report to be included in the Company’s proxy statements and annual reports on Form 10-K, if required;
•reviewing management recommendations on organization structure and development;
•reviewing performance of the Section 16 officers and senior vice president-level employees that report directly to the chief executive officer; and
•investigating any matter brought to the Compensation Committee’s attention within the scope of the Compensation Committee’s duties.
The Compensation Committee has the sole authority to retain or replace, at the Company’s expense, any independent counsel, compensation and benefits consultants, and other outside experts or advisors as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. For the years ended December 31, 2014, 2015, 2016, 2017, 2018, and until December 2019, the Compensation Committee retained Frederic W. Cook & Co. to conduct the review of the Company’s compensation program. In 2019 and for the year ended December 31, 2020, the Compensation Committee retained Pearl Meyer & Partners (“Pearl Meyer”) to conduct the review of the Company’s compensation program.
The current members of the Compensation Committee are Mr. Kozin, Dr. Koppel, and Ms. Protopapas. The term of Ms. Protopapas’ directorship ends at the 2021 Annual Meeting of Stockholders, and she has not been nominated for re-election. Mr. Kozin serves as the Chairperson of the Compensation Committee. Our Board has determined that each member of the Compensation Committee is an independent director for Compensation Committee purposes as that term is defined in the applicable NASDAQ rules and is a “non-employee director” within the meaning of Rule 16b-3(d)(3) promulgated under the Exchange Act. The Board has adopted a written charter for the Compensation Committee, which is available on our corporate website at www.dicerna.com.
Nominating and Corporate Governance Committee
The responsibilities and duties of the Nominating and Corporate Governance Committee include, among other things:
•establishing criteria for Board membership, including standards for independence, and considering and assessing the independence of the directors;
•identifying, evaluating, reviewing, and nominating qualified candidates to serve on the Board and each of the Board’s committees;
•evaluating, reviewing, and considering the nomination of current directors for re-election to the Board and monitoring the size of the Board;
•considering stockholder recommendations for director nominations and other proposals submitted by stockholders;
•developing a set of corporate governance principles and policies applicable to the Company, and periodically reviewing and assessing the application of these principles;
•reviewing with management and the Board the adequacy of and compliance with the Company’s code of business conduct and ethics;
•reviewing, discussing, and assessing, at least annually, the performance of the Board, including via an annual Board survey;

•establishing and overseeing procedures for the receipt, retention, and treatment of complaints received by the Company with respect to legal and regulatory compliance (except for compliance relating to accounting, internal accounting controls, auditing matters, and financial disclosure and reporting);
•overseeing and reviewing the processes and procedures used by the Company to provide information to the Board and its committees;
•reviewing and discussing with management the Company’s major risks relating to the purview of the Nominating and Corporate Governance Committee, the Company’s policies for assessment and management of such risks, and the steps to be taken to control such risks;
•providing recommendations to the Board to establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal, business, or other matters that may arise; and
•investigating any matter brought to the Nominating and Corporate Governance Committee’s attention within the scope of the Nominating and Corporate Governance Committee’s duties.
The Nominating and Corporate Governance Committee may retain, at the Company’s expense, any independent counsel, experts, or advisors that the Nominating and Corporate Governance Committee believes to be desirable and appropriate. The Nominating and Corporate Governance Committee may also use the services of the Company’s regular legal counsel or other advisors to the Company.
The members of the Nominating and Corporate Governance Committee are Dr. Freed, Dr. Doberstein, and Ms. Smith. Dr. Freed serves as the Chairperson of the Nominating and Corporate Governance Committee. Our Board has determined that each of the Nominating and Corporate Governance Committee members is an independent director for Nominating and Corporate Governance Committee purposes as that term is defined in the applicable NASDAQ rules. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at www.dicerna.com.
The Nominating and Corporate Governance Committee reviews candidates for director nominees in the context of the current composition of the Board, our operating requirements, and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given our current needs and those of our Board to maintain a balance of knowledge, experience, and capability. The Nominating and Corporate Governance Committee also periodically reviews the overall effectiveness of the Board, including Board attendance, level of participation, quality of performance, self-assessment reviews, and any relationships or transactions that might impair director independence. In the case of new director candidates, the Nominating and Corporate Governance Committee will also determine whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations, and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee may also use its network of contacts to compile a list of potential candidates and engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider for nomination any qualified director candidates recommended by our stockholders. Any stockholder who wishes to recommend a director candidate is directed to submit in writing the candidate’s name, biographical information, relevant qualifications, and other information required by our bylaws to our Secretary at our principal executive offices before the deadline set forth in our bylaws. All written submissions received from our stockholders will be reviewed by the Nominating and Corporate Governance Committee at the next appropriate meeting. The Nominating and Corporate Governance Committee will evaluate any suggested director candidates received from our stockholders in the same manner as recommendations received from management, committee members, or members of our Board.

Stockholder Communications with the Board
The Board will consider any written or electronic communication from our stockholders to the Board, a committee of the Board, or any individual director. Any stockholder who wishes to communicate to the Board, a committee of the Board, or any individual director should submit written or electronic communications to our Secretary at our principal executive offices, which shall include contact information for such stockholder. All communications received from stockholders shall be forwarded by our Secretary to the Board, a committee of the Board, or an individual director, as appropriate, on a periodic basis, but in any event no later than the Board’s next scheduled meeting. Certain communications that are unrelated to the duties and responsibilities of the Board, such as product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements, will be excluded and will not be forwarded by our Secretary. Additionally, materials that are unduly hostile, threatening, illegal, or similarly unsuitable will be excluded and will not be forwarded by our Secretary, provided that any such communication that is filtered out must be made available to any non-management director upon request. The Board, a committee of the Board, or individual directors, as appropriate, will consider and review carefully any communications from stockholders forwarded by our Secretary.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics applicable to all employees, including the principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The code of business conduct and ethics is available on our website at www.dicerna.com. Amendments to, and waivers from, the code of business conduct and ethics that apply to any director, executive officer, or persons performing similar functions, and that relate to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, will be disclosed at the website address provided above and, to the extent required by applicable regulations, on a Current Report on Form 8-K filed with the SEC.

DIRECTOR COMPENSATION
Under our non-employee director compensation program, we compensate our non-employee directors with a combination of annual cash retainers and equity awards for service on the Board and each committee on which the non-employee director is a member. Each non-employee director is eligible to receive an annual cash retainer of $40,000 for serving on the Board, and the chairperson of our Board, if a non-employee director, is eligible to receive an additional annual cash retainer of $40,000. Prior to the updates in June 2020 described below, our non-employee director compensation program provided that we compensate each non-employee director for service on the committees of the Board as set forth below:

Committee	Committee Member	Committee Chairperson
Audit Committee	$7,500	$15,000
Compensation Committee	$5,200	$12,500
Nominating and Corporate Governance Committee	$5,200	$7,000

The annual cash compensation under our non-employee director compensation program is paid in equal quarterly installments, in arrears, following the end of each quarter in which the service occurred, pro-rated based on the actual days of service during the calendar quarter. We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings.
In June 2020, our Board updated our non-employee director compensation program following a review of competitive peer practices by Pearl Meyer. The updates included changes to the cash fees paid for committee service and to the equity component of non-employee director compensation. The updated program provides that we compensate each non-employee director for service on the committees of the Board as set forth below:

Committee	Committee Member	Committee Chairperson
Audit Committee	$10,000	$20,000
Compensation Committee	$7,500	$15,000
Nominating and Corporate Governance Committee	$5,000	$10,000

Under our updated non-employee director compensation program, each new non-employee director is granted upon initial election or appointment: (i) an option to purchase 30,000 shares of our common stock with an exercise price per share equal to the closing price of a share of the Company’s common stock on the date of grant and a term of ten years, with 1/3 of the shares subject to such grant vesting on the first anniversary of the grant date and the remainder vesting in substantially equal monthly installments over the remaining two years, and (ii) 6,666 restricted stock units (“RSUs”) vesting in equal installments on the first, second, and third anniversary of the vesting commencement date.
Subsequently, on the date of the Company’s annual meeting of stockholders, each non-employee director who will continue as a member of the Board following such annual meeting of stockholders will receive: (i) an option to purchase 15,000 shares of our common stock with an exercise price per share equal to the closing price of a share of the Company’s common stock on the grant date and a term of ten years, vesting in substantially equal monthly installments over 12 months from the grant date, provided that such option grant will immediately vest on the next annual meeting of stockholders, and (ii) a grant of 3,333 RSUs, vesting on the earlier of (a) the first anniversary of the date of the grant date or (b) the next Annual Meeting of Stockholders. The first annual grants made to a newly elected or appointed non-employee director shall be pro-rated based on the full number of months served from the date of such election or appointment until the date such grants are made.
For June 2020 grants only, in lieu of the annual grants described above, J. Kevin Buchi, the Chairperson of our Board, received: (i) an option to purchase 21,000 shares of our common stock, and (ii) 4,666 RSUs. All other terms (including vesting terms) of such grants were the same as the annual grants described above for all non-employee directors. Future annual grants to the chairperson will be in the same amounts as to all other non-employee directors.
All vesting for the annual grants ceases if the non-employee director resigns from our Board or otherwise ceases to serve as a director, unless the Board determines that the circumstances warrant continuation of vesting.
Upon initial appointment to our Board in February 2020, Dr. Doberstein received his initial equity award under our non-employee director compensation program prior to the updates approved in June 2020. He received an option to purchase 25,000 shares of our common stock with an exercise price equal to the adjusted closing price of our common stock on the grant date, with one-third of the underlying shares vesting on the first anniversary of the grant date and the remaining shares vesting in quarterly installments over two years thereafter, subject to Dr. Doberstein’s continued service through each applicable vesting date.
Director Compensation – Year Ended December 31, 2020
The following table presents information regarding the compensation paid for the year ended December 31, 2020 to members of our Board who are not also employed by us or any of our subsidiaries (our non-employee directors). The compensation paid to Douglas M. Fambrough, III, Ph.D., who is also our Chief Executive Officer, is set forth below in the section titled “Executive Compensation” and the related explanatory tables. Dr. Fambrough was not entitled to receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards (1) ($)	Total ($)
J. Kevin Buchi	88,854	100,832	292,829	482,515
Stephen Doberstein, Ph.D.	39,375	72,026	470,163	581,564
Martin Freed, M.D.	48,625	72,026	209,163	329,814
Patrick M. Gray	57,708	72,026	209,163	338,897
Stephen J. Hoffman, M.D., Ph.D.	48,854	72,026	209,163	330,043
Adam M. Koppel, M.D., Ph.D.	46,446	72,026	209,163	327,635
Marc Kozin	53,898	72,026	209,163	335,087
Anna Protopapas	46,446	72,026	209,163	327,635
Cynthia Smith	45,092	72,026	209,163	326,281
________________
(1)Pursuant to applicable SEC rules, the amounts reported in the “Stock Awards” and “Option Awards” columns of the table above reflect the grant date fair value of the RSUs and options granted to our non-employee directors during 2020, which consisted of the annual option grant to non-employee directors at the 2020 Annual Meeting of Stockholders, and, for Mr. Doberstein, his initial equity award upon appointment to the Board. These values have been determined under the principles used to calculate the value of equity awards for purposes of our financial statements, excluding the effect of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of option awards contained in Note 10, Stock-Based Compensation, to our consolidated financial statements for the fiscal year ended December 31, 2020 included in our 2020 Annual Report on Form 10-K. Refer to the “Equity Held by Directors at December 31, 2020” table below for outstanding options to acquire shares of our common stock held by our non-employee directors.
Equity Held by Directors at December 31, 2020
The following table provides the aggregate number of shares of our common stock underlying unexercised options to purchase shares of our common stock held by each non-employee member of our Board as of December 31, 2020:

Name	Number of Securities Underlying Unexercised Options	Number of Share or Units of Stock that Have Not Vested
J. Kevin Buchi	87,000	4,666
Stephen Doberstein, Ph.D.	40,000	3,333
Martin Freed, M.D.	115,000	3,333
Patrick M. Gray	40,000	3,333
Stephen J. Hoffman, M.D., Ph.D.	160,000	3,333
Adam M. Koppel, M.D., Ph.D.	115,000	3,333
Marc Kozin	65,000	3,333
Anna Protopapas	65,000	3,333
Cynthia Smith	65,000	3,333

EXECUTIVE OFFICERS
The following sets forth information about our executive officers as of April 20, 2021:

Name	Position	Age
Douglas M. Fambrough, III, Ph.D.	President, Chief Executive Officer and Director	52
Douglas W. Pagán	Chief Financial Officer	49
Shreeram Aradhye, M.D.	Executive Vice President and Chief Medical Officer	58
Bob D. Brown, Ph.D.	Executive Vice President of R&D, Chief Scientific Officer	56
Robert D. Ciappenelli	Chief Commercial Officer	54
Regina Paglia	Chief Human Resources Officer	62
James B. Weissman	Executive Vice President, Chief Operating Officer	59
Ling Zeng, J.D.	Chief Legal Officer and Secretary	52
The following is biographical information as of the date hereof for our executive officers other than Douglas M. Fambrough, III, Ph.D., whose biographical information is included in “Proposal 1” above.
Douglas W. Pagán
Douglas W. Pagán joined us as our Chief Financial Officer in May 2020. Prior to that, Mr. Pagán served as the Chief Financial Officer and Secretary of KSQ Therapeutics, Inc. since April 2019. Prior to joining KSQ Therapeutics, Inc., Mr. Pagán was the Chief Financial Officer of Paratek Pharmaceuticals, Inc. from December 2014 through April 2019. Prior to that, from April 2008 to December 2014, Mr. Pagán served as the Vice President of Finance at Acceleron Pharma, Inc. Prior to working at Acceleron, Mr. Pagán served in strategic and financial management roles at Biogen Idec and Bristol-Myers Squibb. Previously, Mr. Pagán worked in healthcare investment banking at J.P. Morgan, as well as pharmaceutical operational roles at Johnson & Johnson. Mr. Pagán received his B.S.E. in Chemical Engineering from Princeton University and his M.B.A. from Columbia Business School.
Shreeram Aradhye, M.D.
Shreeram Aradhye, M.D. joined us as Executive Vice President and Chief Medical Officer in September 2020. Prior to joining the Company, Dr. Aradhye was Chief Development Officer of Axcella Health Inc. From June 2011 to April 2019, he held various positions at Novartis AG, most recently as Chief Medical Officer and Global Head, Medical Affairs, Novartis Pharmaceuticals. Prior to that, Dr. Aradhye was Head of Global Clinical Development and Medical Affairs – Biopharmaceuticals at Sandoz Pharmaceuticals, from December 2009 to June 2011. Prior to Sandoz Pharmaceuticals, Dr. Aradhye served in several leadership roles at Novartis AG for eight years. Prior to joining the life sciences industry, Dr. Aradhye was an attending physician and Assistant Professor of Medicine at the University of Pennsylvania School of Medicine from 1995 through 1998. Dr. Aradhye received his medical education at the All India Institute of Medical Sciences in New Delhi, India and trained in Internal Medicine at Newton Wellesley Hospital in Newton, Massachusetts and in Nephrology at St. Luke’s-Roosevelt Medical Center in New York.
Bob D. Brown, Ph.D.
Bob D. Brown, Ph.D. initially served as our Senior Vice President of Research beginning in May 2008 and has served as our Chief Scientific Officer since January 2012. From March 2003 to March 2008, Dr. Brown held various positions at Genta Incorporated, most recently as its Vice President of Research and Technology. Previously, he was a co-founder and Vice President of Research and Development of Oasis Biosciences Inc., which was acquired by Gen-Probe Incorporated. Dr. Brown is an inventor or co-inventor on 16 issued patents and dozens of patent applications covering oligonucleotide and conventional small molecule therapeutic agents, diagnostic tool and oligonucleotide and small molecule drug delivery technologies. Dr. Brown holds a Ph.D. in molecular biology from the University of California, Berkeley and a B.S. in chemistry and biology from the University of Washington, Seattle.

Robert D. Ciappenelli
Robert D. Ciappenelli joined us in June 2019. Prior to that, Mr. Ciappenelli served as Global Head of Commercial at Momenta Pharmaceuticals (“Momenta”) from January 2016 to October 2018. Prior to Momenta, he held several leadership positions at Shire Pharmaceuticals (now part of Takeda), across commercial operations and business planning. Mr. Ciappenelli’s pharmaceutical commercialization experience also includes various leadership positions at Sunovion Pharmaceuticals, where he served as Vice President of Commercial Operations, Executive Director of Commercial Services and Sales Training and Executive Director of Central Nervous System Marketing. Mr. Ciappenelli earned a Bachelor of Business Administration (B.B.A.) in Finance from the University of Massachusetts at Amherst and a Master of Business Administration (M.B.A.) from the Harvard Graduate School of Business Administration.
Regina Paglia
Regina M. Paglia initially joined us as Senior Vice President of Human Resources in February 2019 and became our Chief Human Resources Officer in June 2020. Prior to joining the Company, Ms. Paglia was Senior Vice President of Human Resources at Paratek Pharmaceuticals. Prior to that, she was Senior Vice President of Human Resources at Myriant Corporation and Vice President of Human Resources at Mascoma Corporation. She also held various leadership positions at Tufts Health Plans, Inc. and Sepracor Pharmaceuticals, Inc. assuming the role of Senior Vice President of Human Resources at Sepracor Inc., now Sunovion Pharmaceuticals. She holds a bachelor’s degree in business management and marketing from Sawyer Business School at Suffolk University and a master’s degree in human resources management from Framingham State College.
James B. Weissman
James B. Weissman joined Dicerna as Chief Business Officer in January 2012 and was appointed Chief Operating Officer and Executive Vice President in September 2019. He has more than 30 years’ experience in the life sciences industry, with extensive international management experience in biotech and pharmaceutical general management, product development, licensing, business development, marketing, and merger and acquisition activities. Mr. Weissman serves as Chairman of the Board of Receptor Holdings, Inc.
Prior to Dicerna, Mr. Weissman was Vice President of Business Development at MannKind Corporation, responsible for leading the company’s activities relating to licensing, new products, and strategic planning. Prior to MannKind, Mr. Weissman held leadership positions in both business development and marketing at Pfizer Pharmaceuticals, Inc. in Tokyo, most recently as Senior Director of Marketing. In that position, he was responsible for the sales, profit, and strategic targets for the company’s specialty products, including central nervous system (“CNS”) endocrinology, ophthalmology, oncology, and diversified portfolios.
Mr. Weissman holds a Bachelor of Science degree from Bates College.
Ling Zeng, J.D.
Ling Zeng, J.D. joined us as our Chief Legal Officer and Secretary in September 2020. Before joining Dicerna, Ms. Zeng served as the Deputy Head Legal Group M&A at Novartis AG from August 2017. Prior to Novartis AG, she was the Vice President, General Counsel & Head of Legal EMEA, and previously Head of Legal and Compliance APAC and VP & Associate General Counsel for Bausch Health Companies Inc. during the period February 2009 through August 2017. Prior to 2009, Ms. Zeng was Associate General Counsel at Penwest Pharmaceuticals and Associate Counsel at Barr Pharmaceuticals. Ms. Zeng began her legal career as an associate at the law firm of Cleary Gottlieb Steen & Hamilton LLP. Ms. Zeng earned a B.S. in physics from Peking University, a Masters in biophysics from Brandeis University, and a Juris Doctor from Georgetown University Law Center.
EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
Introduction
The Compensation Discussion and Analysis section of our Proxy Statement provides our stockholders with an explanation of our compensation philosophy, program, processes, decisions, and other relevant information related to our NEOs. Our NEOs for the year ended December 31, 2020 were:

Name	Title
Douglas M. Fambrough, III, Ph.D.	President, Chief Executive Officer and Director
Douglas W. Pagán	Chief Financial Officer
John B. Green	Former Chief Financial Officer
Shreeram Aradhye, M.D.	Executive Vice President and Chief Medical Officer
Bob D. Brown, Ph.D.	Executive Vice President of R&D, Chief Scientific Officer
James B. Weissman	Executive Vice President, Chief Operating Officer
Ralf Rosskamp, M.D.	Former Chief Medical Officer

EXECUTIVE SUMMARY
A Summary of Our Company
The following is a summary of Dicerna’s purpose, vision, and strategy. These items help guide our compensation philosophy and strategy and key decisions we make as an organization that can impact NEO compensation.
Dicerna is a biopharmaceutical company focused on discovering, developing, and commercializing medicines that are designed to leverage ribonucleic acid interference (“RNAi”) to silence selectively genes that cause or contribute to disease. Using our proprietary RNAi technologies, GalXC™ and GalXC-Plus™, Dicerna is committed to developing RNAi-based therapies with the potential to treat both rare and more prevalent diseases. By silencing disease-causing genes in the liver, Dicerna’s GalXC platform has the potential to address conditions that are difficult to treat with other modalities. Dicerna has continued to innovate and is exploring new applications of our RNAi technology beyond specific hepatocytes, targeting additional tissues and enabling new therapeutic applications with GalXC-Plus.
In addition to our own pipeline of core discovery and clinical candidates, Dicerna has established collaborative relationships with some of the world’s leading pharmaceutical companies, including Novo Nordisk A/S (“Novo”), Roche, Eli Lilly and Company (“Lilly”), Alexion Pharmaceuticals, Inc. (“Alexion”), Boehringer Ingelheim International GmbH (“BI”), and Alnylam Pharmaceuticals, Inc. (“Alnylam”). Between Dicerna and our collaborative partners, we currently have more than 20 active discovery, preclinical, or clinical programs focused on rare, cardiometabolic, viral, chronic liver, and complement-mediated diseases, as well as neurodegenerative diseases and pain.
Our Performance
2020 was an exceptional year at Dicerna. We accomplished the following key items that support our strategies and ultimate mission:

✓	We closed the agreement we entered into with Novo Nordisk in late 2019 to discover and develop novel therapies for the treatment of liver-related cardiometabolic diseases using our proprietary GalXC™ RNAi technology and delivered a program start-up package to Novo, resulting in the receipt of an upfront payment of $175.0 million.
✓	We received a $200.0 million upfront payment from Roche associated with the closing of the agreement we entered into with Roche in late 2019 for the development of novel therapies for the treatment of chronic hepatitis B virus (“HBV”) infection using our GalXC RNAi technology, including RG6346.
✓	We received orphan drug designation for belcesiran (then referred to as DCR-A1AT) from the U.S. Food and Drug Administration (“FDA”) for the treatment of alpha-1 antitrypsin deficiency (“AAT”).
✓	We reported positive data from multiple interim analysis of our ongoing, long-term, multidose, open-label PHYOX™3 extension trial of our lead investigational product candidate, nedosiran, for the treatment of primary hyperoxaluria (“PH”). The most recent of these was the presentation of positive data at the American Society of Nephrology annual meeting in October 2020, at which we showed that, among 13 participants who had reached 180 days of treatment, all participants, regardless of PH subtype, achieved normal or near-normal urinary oxalate excretion by Day 180. Further, nedosiran was generally well tolerated, and no serious safety concerns were identified as of this interim analysis.

✓	We entered into a development and commercialization collaboration in April 2020 related to our and Alnylam’s investigational therapies for the treatment of AAT-deficiency-associated liver disease (“AATLD”), under which we assumed responsibility for both product candidates with the opportunity to progress one or both in clinical development with the objective of bringing forward the therapy with the greatest potential to benefit patients. In exchange, Alnylam can opt in to commercialize the successful candidate outside the U.S., and the agreement provides both parties with various royalty and milestone provisions, depending on whether Alnylam opts in and on the candidate selected for advancement. In early 2021, we announced we had selected our belcesiran product candidate for clinical advancement.
✓	We completed a cross-license agreement with Alnylam related to our respective intellectual property for Alnylam’s lumasiran and our nedosiran product candidate for the treatment of PH to enhance and accelerate both companies’ ability to bring our respective candidates to market. The agreement provided for Alnylam to pay mid- to high-single-digit royalties to us based on global net sales of lumasiran and for us to pay Alnylam low-single-digit royalties on global net sales of nedosiran.
✓	We received rare pediatric disease designation from the FDA for nedosiran that, subject to nedosiran’s approval, would make us eligible to receive a voucher that may be redeemed to receive priority review for a subsequent marketing application for a different product candidate or which could be sold or transferred.
✓	We reported positive data from our Phase 1 proof-of-concept trial of RG6346 for the treatment of chronic HBV in the second half of 2020, including data showing treatment with up to four monthly doses of RG6346 resulted in substantial and durable reductions in hepatitis B surface antigen (“HBsAg”) levels lasting up to one year after last dose. These data were presented at late-breaker poster and oral sessions of the American Association for the Study of Liver Diseases at The Liver Meeting® Digital Experience™ 2020. RG6346 was also shown to have a favorable safety and tolerability profile in the trial.
✓	We presented for the first time at our 2020 R&D Day preclinical data demonstrating expansion of our technology and discovery efforts beyond hepatocyte-focused GalXC RNAi technology, referred to as GalXC-Plus™. The data showed consistent and durable CNS-wide target messenger RNA (“mRNA”) knockdown using novel constructs regardless of route of administration, as well as reduction in target mRNA in skeletal muscle and adipose tissue using optimized chemistries, resulting in equivalent and potentially highly durable target knockdown regardless of dosing regimens. Additional GalXC-Plus supportive data were presented at the TIDES Europe: Oligonucleotide & Peptide Therapeutics conference in November 2020.
✓	We and our collaborative partners made progress in advancing new partnered pipeline programs, including the submission of an investigational new drug application (“IND”) for the first Lilly candidate, LY3561774, earning us $10.0 million, and the successful advancement of LY3561774 to Phase 1 for a cardiometabolic indication; with the formal nomination of the first selected target, Roche’s initiation of the research and development portion of our agreement, which allows the pursuit of up to five targets selected by Roche that are intended primarily to treat HBV; and Novo’s nomination of the first development candidate under our agreement, earning us a $2.5 million milestone. We also earned a $25.0 million payment related to the delivery of RNAi molecules for a defined number of targets to Novo in 2020.
✓	We completed enrollment in our PHYOX2 pivotal, double-blind, randomized, placebo-controlled clinical trial of nedosiran in 2020.
✓
We strengthened our executive leadership team with the appointment of three key new leaders in critical roles during 2020, including Douglas Pagán as Chief Financial Officer, Shreeram Aradhye, M.D. as Executive Vice President and Chief Medical Officer, and Ling Zeng, J.D. as Chief Legal Officer. In addition, we expanded our overall employee base significantly in 2020 with the hiring of 115 net new employees to fill key functions to enable successful execution across our business and continue our evolution toward becoming a fully integrated commercial-stage biopharmaceutical company.

✓	We enhanced our Board scientific acumen with the addition of Stephen Doberstein, Ph.D.
✓	We secured new facilities and infrastructure to support our growing organization and needs for new office space to support our growth.

Key Compensation Decisions and Actions
Our Compensation Committee took the following actions in 2020 related to our NEO compensation:

Compensation Area	Highlights
Cash Compensation
•    Approved a combination of merit salary increases and market adjustments for certain of our NEOs
•    Approved the 2020 corporate incentive goals and weightings
•    Set compensation for our newly appointed Chief Financial Officer and Chief Medical Officer
•    Paid bonuses to our NEOs at a level that reflected performance against our 2020 goals and other significant accomplishments

Equity Compensation
•    Granted our NEOs competitive annual stock awards consisting of option grants and restricted stock units with a 4-year vesting schedule
•    Granted new hire awards consisting of stock options and restricted stock units with 4-year vesting schedules to our newly appointed Chief Financial Officer and Chief Medical Officer

Process / Governance
•    Updated the peer group of comparable companies
•    Engaged Pearl Meyer & Partners (“Pearl Meyer”) as the Compensation Committee’s independent Compensation Committee advisor
•    Adopted a stock ownership policy for executive officers and non-employee directors
•    Adopted a clawback policy covering cash and equity incentive compensation of executive officers

Organizational Changes
The Compensation Committee approved a select number of changes for our NEOs during 2020. These changes were intended to enhance our ability to achieve our mission, vision, and strategies.
•In February 2020, John B. Green notified us of his intention to retire from the Company, and in May 2020, Douglas Pagán was hired as our Chief Financial Officer, and
•In April 2020, Ralf Rosskamp, M.D. notified us of his intention to retire from the Company, and in September 2020, Shreeram Aradhye, M.D. was hired as our Chief Medical Officer.
Key Compensation Governance Attributes
The Compensation Committee believes that our compensation program must be underpinned by sound practices and processes that align with our compensation philosophy, objectives, and bolster our overall governance and risk management framework. A summary of these key features includes:
•No excise tax gross-up provisions
•No hedging or pledging of Company stock
•No history of option repricing or option backdating
•Providing a majority of compensation in long-term incentives that have multi-year vesting schedules
•Providing a competitive mix of fixed (e.g., base salary) and variable (e.g., bonus) compensation
•Establishing a relevant peer group to serve as market .comparator for key compensation metrics
•Not guaranteeing salary increases or bonuses
•Limiting executive perquisites, and no defined benefit pension plans or other post-employment benefit plans
•Maintaining a robust stock ownership policy covering our executives and non-employee directors
•Maintaining a clawback policy covering cash and equity incentive compensation of our executive officers
•Consulting with an independent compensation consultant
•Evaluating the risk profile of our pay program

Say-on-Pay and Say-on-Frequency Results
In 2020, we held our first non-binding say-on-pay and say-on-frequency votes. Our shareholders showed strong support for our executive compensation programs with our say-on-pay vote garnering 97.0% shareholder approval. Given the validation of our practices, we did not take any specific actions with regard to pay decisions as a result of the vote outcome. Additionally, 97.1% of our shareholders supported an annual say-on-pay vote, and the Company determined to hold future advisory votes on an annual basis until the next required say-on-frequency vote.
APPROACH TO COMPENSATION
Compensation Philosophy
Our executive compensation program is based on supporting our overall mission to provide life-changing therapies to people living with rare diseases and common diseases that have a genetic component. The key objectives that support this philosophy include:

Attract and retain individuals that improve our ability to maximize the impact of our GalXC™ and GalXC-Plus™ RNAi technologies on medicine	Motivate and reward individuals and teams to accomplish goals that support our business strategies	Foster a strong sense of urgency to bring our novel therapeutic approach to patients	Align the interests of our executives with those of our stockholders, patients, and collaborators
We accomplish these goals through a holistic view of compensation that covers multiple compensation elements including, but not limited to, base salary, cash- and stock-based incentives, opportunities to purchase Company stock, and health and welfare benefits.
To attract and retain qualified executives, we seek to provide our NEOs target pay opportunities that are competitive within our industry. We generally target compensation opportunities at the median of the market but recognize that individuals may be compensated above or below the median of the market given their experience, skill set, scope of role, criticality, and other factors. Further, while we target the median of the market for compensation opportunities, ultimately the amount of compensation that our NEOs earn through cash- and stock-based incentives will be based on performance against pre-established corporate goals, stock price performance, or both.
We do not target a specific mix of compensation, although we deliver a majority of compensation through long-term incentives, and endeavor to be generally competitive with peers in terms of each element of pay.
Process and Roles
Role of the Compensation Committee. Our Compensation Committee is responsible for establishing and overseeing our executive compensation program. Specific responsibilities of the Compensation Committee can be found in the “Information Regarding the Committees of the Board” section of this proxy statement. The Compensation Committee reviews our NEO compensation packages on an annual basis or more frequently as it deems appropriate. In its review process, the Compensation Committee discusses with our Chief Executive Officer proposed compensation for all NEOs other than himself. Following the Compensation Committee’s discussions with our Chief Executive Officer, and in consideration of all information provided by the Compensation Committee’s independent consultant and management, the Compensation Committee approves each NEO’s compensation for the upcoming fiscal year, including the performance measures and objectives to be used for purposes of determining their annual cash bonuses for the fiscal year. In addition, the Compensation Committee evaluates the performance of the Company, as well as the individual performance of each executive officer, as applicable, to determine whether to pay cash bonuses for the previous fiscal year and, if so, the amount of any such bonuses.

Role of our Chief Executive Officer and Other Management Members. Our Chief Executive Officer evaluates and reviews with the Compensation Committee the individual performance and contributions of each of the other NEOs and makes recommendations to the Compensation Committee regarding base salary, short-term incentive awards, and long-term incentive awards. The Compensation Committee reviews and considers such recommendations, but ultimately retains full discretion and authority over the final compensation decisions for the NEOs. Our Chief Executive Officer also recommends the Company performance objectives that are used to determine bonus amounts and consults with select members of management in the development of the goals. The Compensation Committee may request that certain executives attend portions of Compensation Committee meetings based on the topics being covered and their respective areas of expertise. NEO compensation decisions are made in executive session without the respective NEOs present.
Role of our Independent Compensation Consultant. From time to time, we may retain independent compensation consultants as we consider appropriate to help identify appropriate peer group companies and to obtain and evaluate current executive compensation data. The Compensation Committee retained Pearl Meyer as an independent compensation consultant to assist in designing our executive compensation program for 2020. The Compensation Committee has assessed the independence of its independent compensation consultant pursuant to the NASDAQ rules, and the Company concluded that the compensation consultant’s work for the Compensation Committee did not raise any conflict of interest.
Use of Market Data
The Compensation Committee makes use of various external and internal references in making its decisions. One of these references is external compensation market data related to our NEOs. In August 2019, the Compensation Committee engaged Frederic W. Cook & Co. to develop a peer group for use in evaluating the competitiveness of NEO compensation arrangements. Frederic W. Cook & Co. developed a group of 18 companies that were comparable to Dicerna at that time. The criteria used to arrive at the 18 companies were as follows:
•Publicly-traded biotechnology or pharmaceutical companies
•Similar in size to Dicerna
•Companies within a comparable therapeutic area, stage of development, geography, and time lapse since their initial public offering
•Market capitalization in the range of 0.33x to 3.00x that of Dicerna (or approximately $350.0 million to $3.0 billion)
In September 2019, the Compensation Committee endorsed the following peer group:

Acceleron Pharma Inc.	Global Blood Therapeutics, Inc.	Rhythm Pharmaceuticals, Inc.
Akebia Therapeutics, Inc.	Intellia Therapeutics, Inc.	Sangamo Therapeutics, Inc.
Arrowhead Pharmaceuticals, Inc.	MacroGenics, Inc.	Voyager Therapeutics, Inc.
Atara Biotherapeutics, Inc.	Mirati Therapeutics, Inc.	Wave Life Sciences Ltd.
Audentes Therapeutics, Inc.	MyoKardia, Inc.	Xencor, Inc.
Editas Medicine, Inc.	REGENXBIO Inc.	ZIOPHARM Oncology, Inc.
Subsequently, in February 2020, the Compensation Committee, with the assistance of Pearl Meyer, reviewed the companies included in the current peer group for continued appropriateness. The criteria used for this peer group review was as follows:
•Publicly-traded development stage biotechnology or pharmaceutical companies
•Market capitalization generally in the range of $500.0 million to $5.0 billion
•Comparable to Dicerna in terms of number of employee and annual operating expense run rate
•Companies within a comparable therapeutic area, stage of development, and geography
Based on this selection criteria, Pearl Meyer recommended that Audentes Therapeutics, Inc. and Wave Life Sciences Ltd. be removed from the peer group and replaced with Homology Medicines, Inc. and Insmed Incorporated. These changes resulted in a new peer group for fiscal year 2021 compensation decision-making purposes.
In addition to market compensation data, the Compensation Committee also reflects on the following, as appropriate, in their decision-making process:

•The Company’s vision, mission, strategies, and corporate goals
•The compensation philosophy and objectives
•Company performance and outlook
•Broader market compensation information and data
•Labor market trends and dynamics
•Individual NEO roles, performance, and contributions
•Compensation histories for individual NEOs
COMPENSATION PROGRAM AND DECISIONS
Compensation for our NEOs is comprised primarily of the following four main components:

Element	Summary Purpose
Base Salary	Provide a fixed source of income commensurate with the NEO’s position at the Company
Annual Cash Incentive Bonus	Motivate NEOs to achieve our annual Company objectives and make progress towards achieving our mission, vision, and business strategies
Long-term Equity Incentives	Aid in attraction and retention of NEOs and create stakeholder alignment
Benefits	Provide our NEOs with health, welfare, and retirement benefits, as well as certain protections if we encounter a change in control or separation event
Each of these key elements is further described below, along with the key decisions made for 2020.
Annual Base Salaries
Base salaries are determined on a case-by-case basis for each NEO, including consideration of each NEO’s experience, expertise, and performance, as well as market compensation levels for similar positions. Base salaries for our NEOs are established at the time of hire, taking into account the NEO’s position and qualifications and approval of the Compensation Committee. Generally, our Compensation Committee reviews and evaluates our NEO’s base salaries each year, with input from our Chief Executive Officer (other than with respect to himself). The Compensation Committee takes into consideration the NEO’s performance, contributions, market base salary data, changes in the scope of role, overall labor market conditions, and the overall development of our company utilizing input from the Chief Executive Officer.
The following table presents the base salaries for each of our NEOs for the years 2019 and 2020, as approved by our Compensation Committee. The Compensation Committee approved an increase in the 2020 base salaries for each of the incumbent NEOs by the amounts set forth in the table below in recognition of a continued high level of performance in 2019 along with keeping pace with market, with respect to Dr. Fambrough, and due to promotion, with respect to Dr. Brown and Mr. Weissman. The increases for incumbent NEOs became effective on January 1, 2020.

Named Executive Officer	2019 Annualized Base Salary	2020 Annualized Base Salary	January 2020 Increase %	Nature of Increase
Douglas M. Fambrough, III, Ph.D.	$524,900	$575,000	9.5%	Annual Merit & Market Adjustment
Douglas W. Pagán	$—	$405,000	—	—
John B. Green	$401,709	$415,800	3.5%	Annual Merit
Shreeram Aradhye, M.D.	$—	$500,000	—	—
Bob D. Brown, Ph.D.	$428,490	$466,500	8.9%	Annual Merit & Promotion
James B. Weissman	$389,390	$434,000	11.5%	Annual Merit & Promotion
Ralf Rosskamp, M.D.	$458,848	$475,000	3.5%	Annual Merit

Annual Cash Incentive Bonus
Dicerna has a formal short-term incentive program that is designed to motivate our NEOs to achieve our annual corporate objectives that underpin progress towards our mission, vision, and business strategies. The program goals are intended to be measured over one year but may be accomplished at certain times during the program year. The payouts under the program are cash-based, as is customary in our industry. Under our bonus program, each NEO has a target bonus opportunity, defined as a percentage of his annualized base salary. The target amounts are initially set at the time of hire based on the individual’s role and level in the organization. These bonus targets are subject to adjustment each year based on the competitive market and our internal compensation levels and structure. The general design of our bonus program is as follows:

NEO Base Salary	X	NEO Target Bonus Percentage	X	Corporate Funding Multiplier	=	Annual Cash Incentive Bonus Earned
In December 2019, our Compensation Committee reviewed the target bonus opportunities of each of our executive officers, including each of our NEOs (exclusive of Mr. Pagán and Dr. Aradhye, who had not yet joined the Company), and set the target bonus opportunities for each such NEO set forth in the table below effective January 1, 2020. The Compensation Committee set the target bonus opportunities for each of Mr. Pagán and Dr. Aradhye in conjunction with their respective employment agreements. The Compensation Committee increased the target bonus opportunity for Dr. Brown and Mr. Weissman from 40% in 2019 to 45% in 2020 in recognition of their respective promotions, to keep pace with the market, and in light of their performance in 2019.

Named Executive Officer	2020 Base Salary for Bonus Purposes	2020 Target Bonus Opportunity (% of Base Salary)	2020 Target Bonus Opportunity ($)
Douglas M. Fambrough, III, Ph.D.	$575,000	60%	$345,000
Douglas W. Pagán (1)	$405,000	40%	$162,000
John B. Green (2)	$415,800	40%	$166,320
Shreeram Aradhye, M.D. (3)	$500,000	45%	$168,750
Bob D. Brown, Ph.D. (2)	$466,500	45%	$209,925
James B. Weissman (2)	$434,000	45%	$195,300
Ralf Rosskamp, M.D. (2)	$475,000	40%	$190,000
_______________
(1)Mr. Pagán’s Executive Agreement provided for full year eligibility in the 2020 bonus program.
(2)In April 2021, certain of the named executive officers entered into amendments to their employment agreements to correct clerical errors contained in their original agreements. The amounts shown in this table reflect the correct amounts actually paid to such individuals for 2020 as previously approved by our Board of Directors (or the authorized committee thereof) and as now set forth in their amended agreements.
(3)Dr. Aradhye’s Executive Agreement provided for 75% eligibility in the 2020 bonus program.
In January 2020, the Compensation Committee also approved the 2020 corporate goals to assess our corporate performance in 2020 and quantified the weighting of each goal to determine payout upon achievement as set forth below. In June 2020, in light of the COVID-19 pandemic and its impact on our operations, the Compensation Committee reviewed the 2020 corporate goals and discussed whether any adjustments were necessary. Due to external delays beyond our control, the Compensation Committee agreed to modify the language of two of our line item goals: one to change a “last patient last visit” objective to “last patient in” and another to synchronize our nedosiran launch readiness objective to our updated approval and commercialization timeline. Additionally, the Compensation Committee agreed to evaluate our ability to manage COVID-19 operational changes in its assessment of our goals achievement.
In December 2020, the Compensation Committee reviewed our achievements against these corporate goals and arrived at a corporate funding achievement of 100%, as set forth below. This assessment of goals and recommended funding was recommended to our full Board for approval.

Goal		Weighting	Assessment
Discovery		25%	25%
✓	Declaration of clinical candidates for core and collaborative programs
✓	Satisfaction of milestone-generating commitments under collaboration with Novo
✓	Platform technology innovations to expand GalXC RNAi delivery performance in non-liver tissues
Development		40%	32%
✓	Enrollment progress for PHYOX2 pivotal trial of nedosiran
✓	NDA-enabling CMC activities for nedosiran
✓	Enrollment progress and planning activities for DCR-A1AT (belcesiran)
✓	Preclinical progress and planning activities for DCR-AUD
✓	Satisfaction of milestone-generating commitments under collaboration with Roche
Commercialization		25%	23%
✓	Establish commercial infrastructure for nedosiran
✓	Prepare for nedosiran U.S. launch readiness plan
✓	Staffing of nedosiran commercial team
✓	Advance effort to identify ex-US commercialization partners
Corporate		10%	10%
✓	Build out corporate infrastructure to support corporate growth while managing COVID-19 operational changes
✓	Increase representation of large, long-oriented funds in the shareholder base
✓	Sustain employee retention ≥90%
✓	Assure regulatory and legal compliance by implementing the Corporate Compliance Plan
Additional Achievements Beyond 2020 Goals		—%	10%
✓	Nimble corporate response to COVID-19 conditions and extraordinary effort adapting to demands of the pandemic
✓	Value-enhancing agreements with Alnylam on patent rights and A1AT programs
Total Score		100%	100%
Based on the Compensation Committee’s evaluation of the annual cash incentive bonus goals, the Compensation Committee approved the following bonus payments to our NEOs:

Named Executive Officer	2020 Target Bonus Opportunity	2020 Earned Bonus	Percent of Target
Douglas M. Fambrough, III, Ph.D.	$345,000	$345,000	100%
Douglas W. Pagán (1)	$162,000	$162,000	100%
John B. Green (2)	$166,320	$166,320	100%
Shreeram Aradhye, M.D. (3)	$168,750	$168,750	100%
Bob D. Brown, Ph.D.	$209,925	$209,925	100%
James B. Weissman	$195,300	$195,300	100%
Ralf Rosskamp, M.D. (2)	$190,000	$190,000	100%
_______________
(1)Mr. Pagán’s Executive Agreement provided for full eligibility in the 2020 bonus program.
(2)In connection with his execution of a transition agreement, each of Mr. Green and Dr. Rosskamp remained eligible for payment in the 2020 bonus program.
(3)Dr. Aradhye’s Executive Agreement provided for 75% eligibility in the 2020 bonus program.

Long-term incentives
Long-term incentives represent a key element in our overall compensation program and help us achieve a number of our critical compensation program goals:
•Attract and retain individuals that improve our ability to maximize the impact of our RNAi technology on medicine,
•Motivate and reward individuals and teams to accomplish goals that support our business strategies,
•Foster a strong sense of urgency to bring our novel therapeutic approach to patients, and
•Align the interests of our executives with those of our stockholders, patients, and collaborators.
Based on our key compensation program objectives and the general competitive market landscape, the Compensation Committee elected to grant our NEOs a mix of stock options and RSUs in 2020. The Compensation Committee expects to review the long-term incentive program each year and determine if changes are needed based on the growth and maturity of our company, any changes to our program objectives or philosophy, or changes in competitive market dynamics. The Compensation Committee typically approves equity grants for NEOs at the start of their employment and annually thereafter in connection with the annual performance review. Additionally, the Compensation Committee may periodically grant additional equity awards based on changes in job responsibility, performance and contribution, or other special circumstances.
The exercise price of all stock options equals the fair market value of shares of our common stock on the date of grant. Prior to the exercise of a stock option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents. The vesting schedules for stock option grants are generally as follows:
•Stock option grant upon hire: vests 25% after one year and the remaining portion of the grant vests ratably over the following 36 months.
•Annual stock option grant: vests in 48 substantially equal monthly installments.
The vesting schedules for RSU grants are generally as follows:
•RSU grant upon hire: vests in four substantially equal annual installments.
•Annual RSU grant: vests in four substantially equal annual installments.
In each case, vesting of each installment of these awards is subject to the grantee’s continued employment or service with the Company or one of its subsidiaries through each applicable vesting date.
In determining annual long-term incentive grants for NEOs, the Compensation Committee reviews market data for annual long-term incentive grant levels and groups the NEOs accordingly. The Compensation Committee generally endeavors to provide awards that are competitive with our peer group. As a development-stage biotechnology company, the Compensation Committee prefers to benchmark long-term incentive grant levels based on a percentage of the Company’s common shares outstanding, which is a more stable statistic than evaluating the grant date fair value of awards. In January 2020, the Compensation Committee approved the grants of stock options and RSUs under our Amended and Restated 2014 Performance Incentive Plan (the “2014 Plan”) to each of our NEOs other than Mr. Pagán and Dr. Aradhye, who were not hired until later in 2020 and were granted stock options and RSUs under our Amended and Restated 2016 Inducement Plan (the “2016 Inducement Plan”) concurrent with their respective dates of hire. The following table sets forth the number of shares of common stock issuable upon exercise of the stock options granted to our NEOs in 2020:

Named Executive Officer	# of Stock Options Granted	Exercise Price	# of RSUs Granted
Douglas M. Fambrough, III, Ph.D.	250,000	$22.58	79,800
Douglas W. Pagán	95,650	$20.79	27,300
John B. Green	85,000	$22.58	23,100
Shreeram Aradhye, M.D.	124,700	$18.69	28,100
Bob D. Brown, Ph.D.	121,300	$22.58	34,600
James B. Weissman	121,300	$22.58	34,600
Ralf Rosskamp, M.D.	85,000	$22.58	23,100

Severance and Change of Control Benefits
Our NEOs are entitled to certain benefits if an executive’s employment terminates in certain circumstances or if a change of control occurs. We believe that such benefits are an important component of each NEO’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be more attractive absent these protections. If any payment or other benefit provided to an NEO constitutes an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would be subject to an excise tax imposed by Section 4999 of the Code, then the amounts actually paid to that NEO will be reduced to the extent that such a reduction would result in the NEO receiving a greater amount than he would have received if the payment had been made in full. Each NEO’s right to receive these severance benefits is subject to his providing a release of claims in favor of us. These benefits are further described under the “Estimated Payments and Benefits Upon Termination or Change of Control” section of this proxy statement.
Benefits
As part of our overall compensation program we provide all full-time employees, including our NEOs, with the opportunity to participate in a defined contribution 401(k) plan. Employees may elect to defer up to 90 percent of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to our 401(k) plan. Our 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit applicable for employees below age 50. We currently provide matching contributions under the plan of up to six percent of an employee’s eligible compensation.
Our NEOs are also eligible to participate in all our employee benefit plans, including our medical, dental, long-term disability, and term life insurance plans, in addition to our Employee Stock Purchase Plan (“ESPP”), in each case on the same basis as other employees. We do not provide additional perquisites or personal benefits to our NEOs other than certain relocation benefits and personal financial counseling. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees, including NEOs.

OTHER IMPORTANT INFORMATION
Stock Ownership Policy
In December 2020, the Board approved our Stock Ownership Policy, which requires our non-employee directors and Section 16 executive officers to own:
•For non-employee directors, the lesser of (i) shares of the Company’s common stock having a value equal to at least three times the amount of the annual cash retainer that the Company pays such director for regular service on the Board, but not including any annual cash retainers paid for Board committee service, or (ii) the “Minimum Holding Number,” which will be the number of shares used to measure compliance on the first determination date under the policy based on the applicable value threshold and stock price at that time;
•For the CEO, the lesser of (i) three times his or her annual salary, or (ii) the Minimum Holding Number; and
•For all other Section 16 Officers, the lesser of (i) one times his or her annual salary, or (ii) the Minimum Holding Number.
For the purposes of the calculation, the following shares are included in the definition of ownership:
•Shares owned directly or “beneficially owned” by the person covered by the policy, and
•Shares underlying 100% of vested and unexercised in-the-money-options (valued on the aggregate net value).
Compliance with the policy will be determined starting on December 31, 2025 and on an annual basis thereafter on the last trading day of each fiscal year. For non-employee directors and Section 16 officers that begin serving in that capacity after the effective date of the policy, compliance will be determined on the first annual determination date following their fifth anniversary of serving in such capacity.
Incentive Compensation Recoupment Policy
In December 2020, the Compensation Committee approved our Clawback Policy. If the Company is required to prepare an accounting restatement due to (a) the material non-compliance of the Company with any financial reporting requirement and (b) fraud or material misconduct by a Section 16 Officer, then the Compensation Committee may require the executive officer to repay to the Company any or all of the excess amount of incentive compensation that the executive officer would have received had such compensation been calculated based on the financial results reported in the restated financial statements. Incentive compensation covered under the policy includes annual cash bonus and long-term, performance-based equity incentive compensation received by the executive officer during the three-year period preceding the publication of the restated financial statements.
Compensation Risk Assessment
The Compensation Committee has reviewed our compensation program, practices, and policies regarding risk management and determined that there are no features, practices, or policies that are likely to lead to excessive risk-taking or to have a material adverse effect on the Company. The following items have been identified as serving to mitigate risk:
•We provide a balance of fixed and performance-based compensation;
•We deliver a majority of compensation through long-term incentives;
•Our short-term incentive plan is based on a variety of corporate goals;
•Our long-term incentive grants vest over time, generally over four years, and awards are made annually to avoid large cliffs in vesting;
•We prohibit hedging and pledging of our Company stock;
•We have an independent Compensation Committee;
•The Compensation Committee has ultimate discretion to reduce or eliminate a payout under our annual cash incentive plan;
•We engage with an independent compensation advisor; and
•We maintain proper administrative and oversight controls.
Subsequent to the risk assessment conducted in 2020, the Compensation Committee adopted our stock ownership policy covering our executives and non-employee directors and our clawback policy covering cash and equity incentive compensation of our executive officers.

Prohibition on Hedging and Pledging
Certain transactions in our securities (such as purchases and sales of publicly-traded put and call options and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in company securities. As a result, our insider trading policy expressly prohibits members of our Board and our officers (including our NEOs), as well as employees and consultants, from engaging in certain prohibited transactions. These prohibited transactions include short sales, purchases or sales of derivative securities or hedging transactions, the use of our securities as collateral in a margin account, and pledging of our securities.
Tax and Accounting Considerations
The Compensation Committee and management consider the accounting and individual and corporate tax consequences of the compensation plans prior to making changes. The Compensation Committee has considered the impact of the expense, which will be recognized by the Company in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, on the Company’s use of long-term equity incentives.
Under Section 162(m) of the Code, a company is generally not entitled to a tax deduction for individual compensation over $1 million that is paid to certain executive officers. Prior to its recent amendment by the Tax Cuts and Jobs Act of 2017, Section 162(m) provided an exception to the deductibility limitations for performance-based compensation that met certain requirements. While considering the impact of Section 162(m) and awarding certain elements of compensation that, at the time, were intended to qualify as performance-based compensation, the Compensation Committee did not adopt a policy requiring all compensation to be fully deductible under Section 162(m). As Section 162(m) has been amended, effective for taxable years beginning after December 31, 2017, the performance-based compensation exception was eliminated from Section 162(m), except for certain grandfathered arrangements under the transition rules. In light of this amendment, the Compensation Committee will continue to consider the potential impact of the application of Section 162(m) on compensation for our executive officers and reserves the right to provide compensation to executive officers that may not be tax-deductible, as well as to modify compensation that was initially intended to qualify as performance-based compensation if it believes that taking any such action is in the best interests of our company and stockholders.

2020 Summary Compensation Table
The following table provides a summary of compensation paid to our NEOs, including our principal executive officer and principal financial officer and each of our three other most highly compensated executive officers who were serving as executive officers of the Company as of December 31, 2020:

Name and Principal Position	Fiscal Year	Base Salary ($)	Bonus ($)		Stock Awards ($) (1)		Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)		Total ($)
Douglas M. Fambrough, III, Ph.D.	2020	575,000	—		1,801,884		3,880,000		345,000	19,468	(4)	6,621,352
President and Chief Executive Officer	2019	524,900	—		—		4,110,700		393,675	18,858		5,048,133
	2018	507,150	—		—		1,637,100		334,719	18,592		2,497,561

Douglas W. Pagán (5)	2020	243,000	100,000	(6)	567,567		1,357,274		162,000	10,648	(7)	2,440,489
Chief Financial Officer

John B. Green (8)	2020	184,112	—		638,657	(9)	2,565,740	(10)	600,290	18,301	(4)	4,007,100
Former Chief Financial Officer	2019	401,709	—		—		1,465,200		200,855	18,858		2,086,622
	2018	388,125	—		—		674,100		170,779	18,592		1,251,596

Shreeram Aradhye, M.D. (11)	2020	157,197	100,000	(12)	525,189		1,587,431		168,750	8,451		2,547,018
Executive Vice President and Chief Medical Officer

Bob D. Brown, Ph.D.	2020	466,500	—		781,268		1,882,576		209,925	19,468	(4)	3,359,737
Executive Vice President of R&D, Chief Scientific Officer	2019	438,856	—		—		1,465,200		214,245	18,858		2,137,159
	2018	414,000	—		—		674,100		182,160	18,592		1,288,852

James B. Weissman (13)	2020	434,000	—		781,268		1,882,576		195,300	19,468	(4)	3,312,612
Executive Vice President, Chief Operating Officer

Ralf Rosskamp, M.D. (14)	2020	356,250	—		625,490	(15)	2,642,015	(16)	692,110	18,964	(4)	4,334,829
Former Chief Medical Officer	2019	458,848	—		—		1,465,200		229,424	18,858		2,172,330
	2018	443,331	—		—		370,755		195,066	18,592		1,027,744

_______________
(1)Pursuant to applicable SEC rules, the amounts reported in the “Stock Awards” and “Option Awards” columns reflect the grant date fair value of the RSUs and Options granted to our NEOs during the year, and do not reflect the actual amounts earned. These values have been determined under the principles used to calculate the value of equity awards for purposes of our consolidated financial statements, excluding the effect of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of RSU and option awards contained in Note 10, Stock-Based Compensation, to our consolidated financial statements for the fiscal year ended December 31, 2020 included in our 2020 Annual Report on Form 10-K.
(2)These amounts consist of payments under our annual incentive bonus plan, which is based on our performance against certain operational and financial goals established by our Compensation Committee, as well as the performance of the individual.
(3)The amounts reported in this column consist of matching contributions the Company made to each executive’s account under our 401(k) plan, long-term disability gross-ups, a wellness benefit, and an information technology stipend.
(4)Includes matching contributions made under our 401(k) plan in the amount of $17,100.
(5)Mr. Pagán joined us in May 2020. His base salary was pro-rated to reflect his partial year of service. Mr. Pagán’s Executive agreement provided for full year eligibility in the 2020 bonus program.
(6)Upon commencement of his employment with the Company, the Company paid Mr. Pagán a one-time signing bonus of $100,000. The signing bonus was subject to repayment on a pro rata basis if, at any time during the 12 months following Mr. Pagán’s first date of employment, he resigned his employment and repayment in full if the Company terminated his employment for “cause” during such one-year period (as defined in Mr. Pagán’s employment agreement).
(7)Includes matching contributions made under our 401(k) plan in the amount of $9,113.

(8)Mr. Green retired from Dicerna, effective June 5, 2020. The amount reported as Base Salary for 2020 represents the total salary earned by Mr. Green during 2020 prior to his resignation and is based on an annual 2020 salary of $415,800. In connection with his retirement, we entered into a transition agreement with Mr. Green, pursuant to which Mr. Green is entitled to the following severance pay and benefits: (i) payment under the 2020 bonus program as if Mr. Green had remained and employee for the full calendar year 2020; (ii) 12 months of continued base salary payments; and (iii) up to 12 months of Company-reimbursed COBRA premiums. In addition, Mr. Green has agreed to provide up to 40 hours of consulting services per month through June 30, 2021, which may consist of any transitional assistance, any responsibilities of a chief financial officer or any other responsibilities that we may reasonably request. Mr. Green’s services during this period constitute a continued service relationship with us and, as a result, his equity awards continue to vest from his separation date until June 30, 2021.
(9)Includes $117,059 representing the incremental fair value recognized as a result of the modification of RSUs held by Mr. Green at his separation date in connection with his retirement and transition agreement. See note 8 above for additional information.
(10)Includes $1,246,540 representing the incremental fair value recognized as a result of the modification of options held by Mr. Green at his separation date in connection with his retirement and transition agreement. See note 8 above for additional information.
(11)Dr. Aradhye joined us in September 2020. His base salary was pro-rated to reflect his partial year of service. Dr. Aradhye’s Executive Agreement provided for 75% eligibility in the 2020 bonus program.
(12)Upon commencement of his employment with the Company, the Company paid Dr. Aradhye a one-time signing bonus of $100,000. The signing bonus was subject to repayment on a pro rata basis if, at any time during the 12 months following Dr. Aradhye’s first date of employment, he resigned his employment and repayment in full if the Company terminated his employment for “cause” during such one-year period (as defined in Dr. Aradhye’s employment agreement).
(13)Mr. Weissman was not a named executive officer for 2019 or 2018. Therefore, the Summary Compensation Table includes compensation information for 2020 only.
(14)Dr. Rosskamp retired from Dicerna, effective September 30, 2020. The amount reported as Base Salary for 2020 represents the total salary earned by Dr. Rosskamp during 2020 prior to his resignation and is based on an annual 2020 salary of $475,000. In connection with his retirement, we entered into a transition agreement with Dr. Rosskamp, pursuant to which Dr. Rosskamp is entitled to the following severance pay and benefits: (i) 12 months of continued base salary payments; and (ii) up to 12 months of Company-reimbursed COBRA premiums. In addition, Dr. Rosskamp has agreed to provide up to 40 hours of consulting services per month through June 30, 2021, which may consist of any transitional assistance or any other responsibilities that we may reasonably request. In consideration for these services, Dr. Rosskamp is eligible to receive payment under the 2020 bonus program as if Dr. Rosskamp had remained an employee for the full 2020 calendar year. In addition, Dr. Rosskamp’s services during this period constitute a continued service relationship with us and, as a result, his equity awards will continue to vest until June 30, 2021.
(15)Includes $103,892 representing the incremental fair value recognized as a result of the modification of RSUs held by Dr. Rosskamp at his separation date in connection with his retirement and transition agreement. See note 14 above for additional information.
(16)Includes $1,322,815 representing the incremental fair value recognized as a result of the modification of options held by Dr. Rosskamp at his separation date in connection with his retirement and transition agreement. See note 14 above for additional information.
2020 Grants of Plan-Based Awards Table
The following table shows information regarding grants of plan-based awards to our NEOs during the fiscal year ended December 31, 2020. There is no threshold and no maximum bonus multiplier associated with our bonus incentive compensation program, and accordingly, such information is not presented in the table below.

Name	Grant Date	Approval Date (1)	All other Stock Awards: Number of Shares or Stock or units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant date fair value of Stock and Option Awards ($)(8)
Douglas M. Fambrough, III, Ph.D.
Annual Stock Option Grant (2)	01/08/20			250,000	22.58	3,880,000
Annual RSU Grant (3)	01/08/20		79,800			1,801,884

Douglas W. Pagán
New Hire Stock Option Grant (4)	06/01/20	05/26/20		95,650	20.79	1,357,274
New Hire RSU Grant (5)	06/01/20	05/26/20	27,300			567,567

John B. Green
Annual Stock Option Grant (2)	01/08/20			85,000	22.58	2,565,740
Annual RSU Grant (3)	01/08/20		23,100			638,657

Shreeram Aradhye, M.D.
New Hire Stock Option Grant (6)	10/01/20	09/28/20		124,700	18.69	1,587,431
New Hire RSU Grant (7)	10/01/20	09/28/20	28,100			525,189

Bob D. Brown, Ph.D.
Annual Stock Option Grant (2)	01/08/20			121,300	22.58	1,882,576
Annual RSU Grant (3)	01/08/20		34,600			781,268

James B. Weissman
Annual Stock Option Grant (2)	01/08/20			121,300	22.58	1,882,576
Annual RSU Grant (3)	01/08/20		34,600			781,268

Ralf Rosskamp, M.D.
Annual Stock Option Grant (2)	01/08/20			85,000	22.58	2,642,015
Annual RSU Grant (3)	01/08/20		23,100			625,490

_______________
(1)Represents the date the Compensation Committee took action to grant the award, where such action took place on a date other than the grant date.
(2)Represent options granted under our Amended and Restated 2014 Performance Incentive Plan. These options vest in substantially equal monthly installments, with the first such installment vesting on the last day of the month of grant and the remaining shares vesting on the last day of each of the 47 months thereafter; subject in each case to the reporting person's continued service with the issuer through each applicable vesting date.
(3)Represents RSUs granted under our Amended and Restated 2014 Performance Incentive Plan that vest over a period of four years, with 25% of the RSUs vesting on each of the first, second, third and fourth anniversaries of January 8, 2020, subject in each case to the reporting person's continued service with the issuer through each applicable vesting date. Each RSU represents the contingent right to receive one share of the Issuer's Common Stock.
(4)Represent stock options granted under our Amended and Restated 2016 Inducement Plan. The options vest 25% on the first-year anniversary of the vesting start date of May 26, 2020 and the remaining 75% vests in 36 substantially equal monthly installments thereafter, subject in each case to the Reporting Person's continued employment or service with the Issuer through the applicable vesting date.
(5)Represents RSUs granted under our Amended and Restated 2016 Inducement Plan that vest over a period of four years, with 25% of the RSUs vesting on June 15, 2021 and each of the first, second, and third anniversaries of that date, subject in each case to the reporting person's continued service with the issuer through each applicable vesting date. Each RSU represents the contingent right to receive one share of the Issuer's Common Stock.

(6)Represent stock options granted under our Amended and Restated 2016 Inducement Plan. The options vest 25% on the first-year anniversary of the vesting start date of September 8, 2020 and the remaining 75% vests in 36 substantially equal monthly installments thereafter, subject in each case to the Reporting Person's continued employment or service with the Issuer through the applicable vesting date.
(7)Represents RSUs granted under our Amended and Restated 2016 Inducement Plan that vest over a period of four years, with 25% of the RSUs on September 15, 2021 and each of the first, second, and third anniversaries of that date, subject in each case to the reporting person's continued service with the issuer through each applicable vesting date. Each RSU represents the contingent right to receive one share of the Issuer's Common Stock.
(8)Represents the aggregate grant date fair value of the awards granted, determined in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation-Stock Compensation, excluding the value of estimated forfeitures. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of option awards contained in Note 10, Stock-Based Compensation, to our consolidated financial statements for the fiscal year ended December 31, 2020 included in our 2020 Annual Report on Form 10-K.
Outstanding Equity Awards at December 31, 2020
The following table presents information regarding the outstanding stock options held by each of the NEOs as of December 31, 2020, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (#)
Douglas M. Fambrough, III, Ph.D.	09/24/13	482,500		—		3.42	09/24/23	—		—
	04/16/14	471,900	(1)	—		16.30	04/16/24	—		—
	01/09/15	225,000		—		18.50	01/09/25	—		—
	01/08/16	225,000		—		9.09	01/08/26	—		—
	01/03/17	225,000		—		2.97	01/03/27	—		—
	01/04/18	191,250		63,750	(2)	9.30	01/04/28	—		—
	01/02/19	252,500		252,500	(2)	11.77	01/02/29	—		—
	01/08/20	62,500		187,500	(2)	22.58	01/07/30	—		—
	01/08/20	—		—		—	—	79,800	(3)	1,757,994

Douglas W. Pagán	06/01/20	—		95,650	(5)	20.79	05/31/30	—		—
	06/01/20	—		—		—	—	27,300	(6)	601,419

John B. Green	01/03/17	3,126		—		2.97	01/03/27	—		—
	01/04/18	78,750		26,250	(2)	9.30	01/04/28	—		—
	01/02/19	90,000		90,000	(2)	11.77	01/02/29	—		—
	01/08/20	21,250		63,750	(2)	22.58	01/07/30	—		—
	01/08/20	—		—		—	—	23,100	(3)	508,893

Shreeram Aradhye, M.D.	10/01/20	—		124,700	(7)	18.69	09/30/30	—		—
	10/01/20	—		—		—	—	28,100	(8)	619,043

Bob D. Brown, Ph.D.	09/24/13	77,874		—		3.42	09/24/23	—		—
	04/16/14	165,050		—		16.30	04/16/24	—		—
	01/09/15	75,000		—		18.50	01/09/25	—		—
	01/08/16	125,000		—		9.09	01/08/26	—		—
	01/03/17	21,876		—		2.97	01/03/27	—		—
	01/04/18	78,750		26,250	(2)	9.30	01/04/28	—		—
	01/02/19	90,000		90,000	(2)	11.77	01/02/29	—		—
	01/08/20	30,325		90,975	(2)	22.58	01/07/30	—		—
	01/08/20	—		—		—	—	34,600	(3)	762,238

James B. Weissman	04/16/14	111,800		—		16.30	04/16/24	—		—
	01/09/15	75,000		—		18.50	01/09/25	—		—
	01/08/16	63,999		—		9.09	01/08/26	—		—
	01/03/17	11,879		—		2.97	01/03/27	—		—
	01/04/18	78,750		26,250	(2)	9.30	01/04/28	—		—
	01/02/19	90,000		90,000	(2)	11.77	01/02/29	—		—
	01/08/20	30,325		90,975	(2)	22.58	01/07/30	—		—
	01/08/20	—		—		—	—	34,600	(3)	762,238

Ralf Rosskamp, M.D.	06/15/17	26,042		31,250	(4)	2.91	06/15/27	—		—
	01/04/18	9,893		14,438	(2)	9.30	01/04/28	—		—
	01/02/19	22,500		90,000	(2)	11.77	01/02/29	—		—
	01/08/20	21,250		63,750	(2)	22.58	01/07/30	—		—
	01/08/20	—		—		—	—	23,100	(3)	508,893

________________

(1)Consists of (a) 71,900 vested stock options held by Dr. Fambrough, (b) 200,000 stock options transferred as a bona fide gift of vested stock options to an irrevocable trust for Dr. Fambrough’s minor child A for which Dr. Fambrough’s spouse serves as trustee, and (c) 200,000 stock options transferred as a bona fide gift of vested stock options to an irrevocable trust for Dr. Fambrough’s minor child B for which Dr. Fambrough’s spouse serves as trustee.
(2)These options vest in substantially equal monthly installments, with the first such installment vesting on the last day of the month of grant and the remaining shares vesting on the last day of each of the 47 months thereafter, subject in each case to the reporting person’s continued service with the issuer through each applicable vesting date.
(3)RSUs granted under our Amended and Restated 2014 Performance Incentive Plan that vest over a period of four years, with 25% of the RSUs vesting on each of the first, second, third and fourth anniversaries of January 8, 2020, subject in each case to the reporting person's continued service with the issuer through each applicable vesting date. Each RSU represents the contingent right to receive one share of the Issuer's Common Stock.
(4)This award vests as follows: 25% on the first anniversary of the grant date and the remaining 75% in 36 equal monthly installments thereafter.
(5)Represent stock options granted under our Amended and Restated 2016 Inducement Plan. The options vest 25% on the first-year anniversary of the vesting start date of May 26, 2020 and the remaining 75% vests in 36 substantially equal monthly installments thereafter, subject in each case to the Reporting Person's continued employment or service with the Issuer through the applicable vesting date.
(6)Represents RSUs granted under our Amended and Restated 2016 Inducement Plan that vest over a period of four years, with 25% of the RSUs vesting on June 15, 2021 and each of the first, second, third and fourth anniversaries of that date, subject in each case to the reporting person's continued service with the issuer through each applicable vesting date. Each RSU represents the contingent right to receive one share of the Issuer's Common Stock.
(7)Represent stock options granted under our Amended and Restated 2016 Inducement Plan. The options vest 25% on the first-year anniversary of the vesting start date of September 8, 2020 and the remaining 75% vests in 36 substantially equal monthly installments thereafter, subject in each case to the Reporting Person's continued employment or service with the Issuer through the applicable vesting date.
(8)Represents RSUs granted under our Amended and Restated 2016 Inducement Plan that vest over a period of four years, with 25% of the RSUs vesting on September 15, 2021 and each of the first, second, third and fourth anniversaries of that date, subject in each case to the reporting person's continued service with the issuer through each applicable vesting date. Each RSU represents the contingent right to receive one share of the Issuer's Common Stock.
2020 Option Exercises and Stock Vesting Table
The following table shows information regarding stock options exercised by our NEOs during the year ended December 31, 2020. None of our NEOs held any restricted stock units or restricted stock awards that vested during the year ended December 31, 2020.

	Option Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)
Douglas M. Fambrough, III, Ph.D.	—	—
Douglas W. Pagán	—	—
John B. Green	291,374	4,683,414
Shreeram Aradhye, M.D.	—	—
Bob D. Brown, Ph.D.	147,784	2,774,993
James B. Weissman	62,320	1,129,761
Ralf Rosskamp, M.D.	273,627	4,253,848
_______________
(1)The value realized upon exercise is the difference between the fair market value of our common stock at the time of exercise and the exercise price multiplied by the number of shares acquired on exercise.

Employment Agreements
We have entered into employment agreements with each of our NEOs (each, an “Employment Agreement”). These agreements provide for “at will” employment, an annual base salary, target bonus opportunity, and eligibility to participate in our benefit programs made available to our senior executives generally.
Douglas M. Fambrough, III, Ph.D.
Under the Employment Agreement with Dr. Fambrough, if Dr. Fambrough’s employment is terminated by us other than for “cause” (as such term is defined in his Employment Agreement), if we terminate his employment due to his “disability” (as such term is defined in his Employment Agreement), or if Dr. Fambrough terminates his employment for “good reason” (as such term is defined in his Employment Agreement), Dr. Fambrough will receive the following severance benefits: (i) 18 months of continued base salary payments; (ii) a pro-rata portion of his annual bonus for the year in which the termination occurs, based on actual performance during the entire performance period; (iii) up to 18 months of Company-reimbursed Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums; and (iv) outstanding and unvested time-based stock-based awards that were scheduled to vest in the 12-month period following his termination of employment will accelerate in full. In addition, if we terminate Dr. Fambrough’s employment for “cause,” Dr. Fambrough will not receive any additional vesting or equity acceleration, but notwithstanding anything to the contrary contained in our equity incentive plan or equity award agreements, Dr. Fambrough will be permitted to exercise, to the extent vested as of the date of termination, any outstanding option awards for a period of three months following such termination or within the originally prescribed term of the applicable option, whichever is earlier.
In addition, if we terminate Dr. Fambrough other than for cause, if we terminate his employment due to his “disability” or if Dr. Fambrough terminates his employment for good reason during the one-year period following a change of control (as defined in his Employment Agreement), then Dr. Fambrough will receive the following severance benefits: (i) a lump sum severance payment equal to 1.5 multiplied by the sum of Dr. Fambrough’s annual base salary and target annual bonus; (ii) a pro rata portion of Dr. Fambrough’s target bonus for the year in which the termination occurs; (iii) up to 18 months of Company-reimbursed COBRA premiums; and (iv) outstanding and unvested time-based stock-based awards will accelerate in full. Under the terms of his Employment Agreement, if any payment or other benefit provided to Dr. Fambrough pursuant to his Employment Agreement constitutes an “excess parachute payment” within the meaning of Section 280G of the Code, and would be subject to an excise tax imposed by Section 4999 of the Code, then the amounts actually paid to Dr. Fambrough will be reduced to the extent that such a reduction would result in Dr. Fambrough receiving a greater amount than he would have received if the payment had been made in full.
Dr. Fambrough’s right to receive these severance benefits is subject to his providing a release of claims in favor of us. Dr. Fambrough has also entered into an agreement that includes non-competition and non-solicitation covenants in favor of us that apply during Dr. Fambrough’s employment with us and for two years thereafter.
Douglas W. Pagán, John B. Green, Shreeram Aradhye, M.D., Bob D. Brown, Ph.D., James B. Weissman, and Ralf Rosskamp
Under each respective Employment Agreement, if we terminate the executive other than for “cause” (as defined in the respective Employment Agreement), if we terminate the executive’s employment due to the executive’s “disability” (as defined in the respective Employment Agreement), or if the executive officer terminates his employment for “good reason” (as defined in the respective Employment Agreement), then the executive will receive the following severance benefits: (i) 12 months of continued base salary payments; (ii) a pro rata portion of his annual bonus for the year in which the termination occurs based on actual performance during the entire performance period; and (iii) up to 12 months of Company-reimbursed COBRA premiums.
Upon a change in control (as defined in the respective Employment Agreement), all outstanding and unvested time-based stock-based awards will accelerate in full. In addition, if we terminate the executive other than for cause, if we terminate the executive employment due to his “disability,” or if the executive terminates his employment for good reason during the one-year period following a change of control, then the executive will receive the following severance benefits: (i) a lump sum severance payment equal to 1.0 multiplied by the sum of the executive’s annual base salary and target annual bonus; (ii) a pro rata portion of the executive’s target bonus for the year in which the termination occurs; and (iii) up to one year of Company-reimbursed COBRA premiums. Under the terms of each Employment Agreement, if any payment or other benefit provided to an executive pursuant to the Employment Agreement constitutes an “excess parachute payment” within the meaning of Section 280G of the Code, and would be subject to an excise tax imposed by Section 4999 of the Code, then the amounts actually paid to the executive will be reduced to the extent that such a reduction would result in the executive receiving a greater amount than he would have received if the payment had been made in full.
The executive’s right to receive these severance benefits is subject to his providing a release of claims in favor of us. Each executive has also entered into an agreement that includes non-competition and non-solicitation covenants in favor of us that apply during the executive’s employment with us and for two years thereafter.

Transition Agreements
John B. Green
Effective February 27, 2020, in connection with his announced retirement, we entered into a transition agreement with Mr. Green (the “Green Agreement”), which superseded his Employment Agreement described above. Pursuant to the Green Agreement, Mr. Green continued as Chief Financial Officer of the Company through his retirement on June 5, 2020 (the “CFO Transition Period”). The Green Agreement further provided that once the CFO Transition Period was complete, Mr. Green would provide consulting services through at least June 30, 2021 (the “Green Consulting Period”).
During the CFO Transition Period, Mr. Green was paid his current base salary and continued to receive benefits and expense reimbursements. At the conclusion of the CFO Transition Period, Mr. Green was entitled to the following severance benefits (in lieu of the severance benefits described in his Employment Agreement): (i) 12 months of continued base salary payments; (ii) eligibility to receive a bonus payment for 2020, with a target annual bonus of 40% of his base salary, subject to the determination of the final amount in the sole discretion of our Board and based on our corporate goal achievements, as determined by our Board, and (iii) for a period of up to 12 months, or the end of the Green Consulting Period, whichever is later, of Company-reimbursed COBRA premiums. The Green Agreement included a customary release of claims by Mr. Green in favor of the Company, and Mr. Green’s severance benefits were conditioned on his execution and non-revocation of the release of claims, as well as his continued compliance with confidentiality and certain other restrictive covenant obligations.
Mr. Green’s services during the Green Consulting Period will constitute a continued service relationship with us and, as a result, his equity awards will continue to vest until the end of the Consulting Period, following which, Mr. Green will have three months to exercise any vested awards pursuant to the terms of such awards (but no later than the expiration date of the awards). Through the end of the Green Consulting Period, in the event that we enter into a term sheet or letter of intent or similar agreement with a potential acquirer contemplating a change of control, then upon the consummation of the change of control, all time-based equity awards held by Mr. Green will immediately accelerate and become fully exercisable or non-forfeitable upon the consummation of the change of control.
Ralf Rosskamp
Effective April 16, 2020, in connection with his announced retirement, we entered into a transition and separation agreement with Dr. Rosskamp (the “Rosskamp Agreement”), which superseded his Employment Agreement described above. Pursuant to the Rosskamp Agreement, Dr. Rosskamp continued as Chief Medical Officer of the Company through his retirement on September 30, 2020 (the “CMO Transition Period”). The Rosskamp Agreement further provided that once the CMO Transition Period was complete, Dr. Rosskamp will provide consulting services through at least June 30, 2021 (the “Rosskamp Consulting Period”). On April 15, 2021, the Company and Dr. Rosskamp entered into Amendment No. 1 to the Rosskamp Agreement, under which the parties agreed to extend the Rosskamp Consulting Period to December 31, 2021 in order to provide continued advice for the PHYOX trial program and planned Nedosiran submission activities. During this extended consulting period, we agreed to pay Dr. Rosskamp consulting fees at a rate of $400 per hour.
During the CMO Transition Period, Dr. Rosskamp was paid his current base salary and continued to receive benefits and expense reimbursements, as applicable. At the conclusion of the CMO Transition Period, Dr. Rosskamp also was entitled to the following severance benefits (in lieu of the severance benefits described in his Employment Agreement): (a) payments equal to 12 months of his current base salary and (b) for a period of 12 months or the end of the Rosskamp Consulting Period, whichever is later, of Company-reimbursed COBRA premiums. The Rosskamp Agreement included a customary release of claims by Dr. Rosskamp in favor of the Company, and Dr. Rosskamp’s severance benefits were conditioned on his execution and non-revocation of the release of claims, as well as his continued compliance with confidentiality and certain other restrictive covenant obligations.
During the Rosskamp Consulting Period, Dr. Rosskamp was eligible for a bonus based on the Company’s calendar year 2020 corporate goal achievements. The target bonus was equal to forty percent (40%) of Dr. Rosskamp’s base salary, and the Board of the Company had sole discretion to determine the actual amount. Dr. Rosskamp’s performance of consulting services shall constitute a continued service relationship with the Company for purposes of his equity awards. As a result, Dr. Rosskamp’s unvested equity shall continue to vest until the end of the Rosskamp Consulting Period, following which, Dr. Rosskamp will have three months to exercise any vested awards pursuant to the terms of such awards (but no later than the expiration date of the awards). Through the Rosskamp Consulting Period, in the event that we enter into a term sheet or letter of intent or similar agreement with a potential acquirer contemplating a change of control, then upon the consummation of the change of control, all time-based equity awards held by Dr. Rosskamp will immediately accelerate and become fully exercisable or non-forfeitable upon the consummation of the change of control.

Estimated Payments and Benefits Upon Termination or Change of Control
The amount of compensation and benefits payable to each of our NEOs in various termination of employment and change in control situations, assuming that the triggering event occurred on December 31, 2020, has been estimated in the tables below. The closing price of the Company’s common stock on the NASDAQ Global Select Market as of December 31, 2020, the last trading day of 2020, was $22.03 per share. The value of the unvested stock options was calculated by multiplying the number of unvested option shares subject to vesting acceleration as of December 31, 2020 by the difference between the closing price of the Company’s common stock as of December 31, 2020 and the exercise price for such unvested option shares.
The following table sets forth the potential payments and benefits upon employment termination or a sale event for our NEOs, as if the triggering event occurred on December 31, 2020:

	Cash Severance Payments ($)	Value of RSUs ($)	Value of Stock Options ($)	Benefit Continuation ($)	Total ($)
Douglas M. Fambrough, III, Ph.D.
Termination by Company Without Cause, Voluntary Resignation with Good Reason, or Termination in the Event of Disability	1,207,500	439,499	2,174,923	40,665	3,862,587
Termination in the Event of Total Disability (1)	1,207,500	878,997	2,174,923	40,665	4,302,085
Termination in the Event of Death (1)	—	878,997	1,735,124	—	2,614,121
Termination by Company Without Cause or Voluntary Resignation for Good Reason Within 12 Months Following Change in Control	1,725,000	1,757,994	3,402,188	40,665	6,925,847

Douglas W. Pagán
Termination by Company Without Cause or Voluntary Resignation with Good Reason	567,000	—	—	27,110	594,110
Termination in the Event of Total Disability (1)	567,000	300,710	59,303	27,110	954,123
Termination in the Event of Death (1)	—	300,710	59,303	—	360,013
Termination in the Event of Change in Control	—	601,419	118,606	—	720,025
Termination by Company Without Cause or Voluntary Resignation for Good Reason Within 12 Months Following Change in Control	729,000	—	—	27,110	756,110

John B. Green
Termination by Company Without Cause or Voluntary Resignation with Good Reason	582,120	117,059	1,246,540	18,170	1,963,889
Termination in the Event of Total Disability (1)	—	254,447	628,781	—	883,228
Termination in the Event of Death (1)	—	254,447	628,781	—	883,228
Termination in the Event of Change in Control	—	508,893	1,257,563	—	1,766,456

Shreeram Aradhye, M.D.
Termination by Company Without Cause or Voluntary Resignation with Good Reason	725,000	—	—	19,119	744,119
Termination in the Event of Total Disability (1)	725,000	309,522	208,249	19,119	1,261,890
Termination in the Event of Death (1)	—	309,522	208,249	—	517,771
Termination in the Event of Change in Control	—	619,043	416,498	—	1,035,541
Termination by Company Without Cause or Voluntary Resignation for Good Reason Within 12 Months Following Change in Control	950,000	—	—	19,119	969,119

	Cash Severance Payments ($)	Value of RSUs ($)	Value of Stock Options ($)	Benefit Continuation ($)	Total ($)
Bob D. Brown, Ph.D.
Termination by Company Without Cause or Voluntary Resignation with Good Reason	676,425	—	—	27,110	703,535
Termination in the Event of Total Disability (1)	676,425	381,119	628,781	27,110	1,713,435
Termination in the Event of Death (1)	—	381,119	628,781	—	1,009,900
Termination in the Event of Change in Control	—	762,238	1,257,563	—	2,019,801
Termination by Company Without Cause or Voluntary Resignation for Good Reason Within 12 Months Following Change in Control	886,350	—	—	27,110	913,460

James B. Weissman
Termination by Company Without Cause or Voluntary Resignation with Good Reason	629,300	—	—	27,110	656,410
Termination in the Event of Total Disability (1)	629,300	381,119	628,781	27,110	1,666,310
Termination in the Event of Death (1)	—	381,119	628,781	—	1,009,900
Termination in the Event of Change in Control	—	762,238	1,257,563	—	2,019,801
Termination by Company Without Cause or Voluntary Resignation for Good Reason Within 12 Months Following Change in Control	824,600	—	—	27,110	851,710

Ralf Rosskamp, M.D.
Termination by Company Without Cause or Voluntary Resignation with Good Reason	652,650	103,892	1,322,815	27,110	2,106,467
Termination in the Event of Total Disability (1)	—	254,447	852,348	—	1,106,795
Termination in the Event of Death (1)	—	254,447	852,348	—	1,106,795
Termination in the Event of Change in Control	—	508,893	1,704,696	—	2,213,589

(1) Pursuant to the terms of the 2014 Performance Incentive Plan and form award agreements thereunder, in the case of death and disability, 50 percent of the then-outstanding and unvested portion of options and RSUs would accelerate and immediately vest.

CEO Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer to the median of the annual total compensation of all of our employees other than our principal executive officer. During 2020, our principal executive officer was our President and Chief Executive Officer, Douglas M. Fambrough, III, Ph.D.
Based on a significant number of new hires in 2020, we did not elect to use the same median employee as in the prior year. In accordance with Item 402(u) of Regulation S-K, we identified the median employee as of December 31, 2020 by: (i) calculating for each full-time employee except our CEO on that date the (a) base salary or wages actually paid for 2020 (annualized for new hires who were not employed for the entire year), (b) target annual bonus for 2020 (annualized for new hires who were not employed for the entire year), and (c) grant date fair value of all equity awards granted in 2020; and (ii) ranking this compensation from lowest to highest to identify our median employee. We used this compensation as our consistently applied compensation measure because we believe it was representative of our employee compensation. After identifying our median employee and ensuring this employee did not have anomalous compensation in 2020, we then calculated the annual total compensation of our median employee using the same methodology we used for our CEO and our other NEOs in the Summary Compensation Table above.
The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, the median of the annual total compensation of our employees (other than our CEO), and the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees are summarized below:

Chief Executive Officer 2020 Annual Compensation	$6,621,352
Median Employee 2020 Annual Compensation	$311,375
Ratio of CEO to Median Employee Compensation	21:1
The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures. Neither the Compensation Committee nor our management used our CEO Pay Ratio measure in making compensation decisions.
Equity Compensation Plan Information
The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2020, which, as of that date, consisted of our 2010 Employee, Director and Consultant Equity Incentive Plan, as amended, our 2014 Plan, our 2014 ESPP, and our 2016 Inducement Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	10,518,560	$13.72	5,196,136	(2)
Equity compensation plans not approved by security holders	4,860,534	$16.76	895,114	(3)
Total	15,379,094	$14.66	6,091,250
_________________
(1)Since RSUs do not have any exercise price, such units are not included in the weighted-average exercise price calculation.
(2)Includes 2,189,910 and 3,006,226 shares of common stock available for issuance under the Amended and Restated 2014 Performance Incentive Plan and the 2014 Employee Stock Purchase Plan, respectively, as of December 31, 2020.
(3)Shares of common stock issuable as of December 31, 2020 under the Dicerna Pharmaceuticals, Inc. 2016 Inducement Plan, which was adopted by our Board in March 2016 pursuant to NASDAQ Listing Rule 5635(c)(4).

Amended and Restated 2016 Inducement Plan
On March 4, 2016, our Board adopted the 2016 Inducement Plan to reserve 250,000 shares of its common stock to be used exclusively for grants of awards to individuals that were not previously employees or directors of the Company as an inducement to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules. In February 2017 and May 2017, the share limit under the 2016 Inducement Plan was increased by 125,000 and 200,000 shares, respectively. In December 2018, the share limit under the 2016 Inducement Plan was further increased by 2,700,000 shares. In December 2019, our Board authorized an additional 2,900,000 shares for issuance under the 2016 Inducement Plan. In accordance with NASDAQ Listing Rule 5635(c)(4), the Company did not seek approval of the 2016 Inducement Plan by its stockholders, and the terms and conditions of the 2016 Inducement Plan are substantially similar to the Company’s 2014 Performance Incentive Plan, except that “incentive stock options” under Section 422 of the Code may be awarded under the 2014 Performance Incentive Plan.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Independent Registered Public Accounting Firm Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2020 and 2019 by Deloitte & Touche LLP, our independent registered public accounting firm.

	Fiscal Year Ended December 31,
	2020	2019
Audit Fees (1)	$966,430	$840,323
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	1,895	1,895
	$968,325	$842,218
________________
(1)    Audit fees for the fiscal years ended December 31, 2020 and 2019 consist of fees for professional services rendered in connection with the audit of our annual financial statements, including internal controls over financial reporting, review of our quarterly financial statements, assistance with registration statements filed with the SEC, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)    All other fees for the fiscal years ended December 31, 2020 and 2019 consist of fees for all other services that are not reported above.
All fees described above were approved by our Board or the Audit Committee of the Board.
Pre-Approval Policies and Procedures
The Audit Committee of our Board has adopted policies and procedures for the pre-approval of audit and non-audit services provided by our independent registered public accounting firm, Deloitte & Touche LLP. The policy generally requires pre-approval for specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee will review both audit and non-audit services performed by Deloitte & Touche LLP and the fees charged for such services on at least an annual basis. Among other things, the Audit Committee will review non-audit services proposed to be provided by Deloitte & Touche LLP and pre-approve such services only if they are compatible with maintaining Deloitte & Touche LLP’s status as an independent registered public accounting firm. All services provided by Deloitte & Touche LLP in 2020 and 2019 were pre-approved by our Board or the Audit Committee after review of each of the services proposed for approval.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
The Audit Committee currently consists of three non-employee directors, Patrick M. Gray, who chairs the committee, Stephen J. Hoffman, M.D., Ph.D., and J. Kevin Buchi. Our Board of Directors has determined that Mr. Gray, Mr. Buchi, and Dr. Hoffman meet the independence requirements set forth in Rule 10A-3(b)(1) under the Exchange Act and in the applicable NASDAQ rules. In addition, the Board of Directors has determined that each of Dr. Hoffman, Mr. Buchi, and Mr. Gray qualify as Audit Committee financial experts as defined by SEC rules. The Audit Committee has the responsibility and authority described in the Audit Committee charter, which has been approved by the Board of Directors. A copy of the Audit Committee charter is available on our website at www.dicerna.com.
The Audit Committee is responsible for assessing the information provided by management and our independent registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls and reports to the Audit Committee on any deficiencies found. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing the annual financial statements including the Company’s internal control over financial reporting and for reviewing the unaudited interim financial statements.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 with both management and our independent registered public accounting firm. The Audit Committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with our independent registered public accounting firm the overall scope and plan of the audit. In addition, it met with our independent registered public accounting firm, with and without management present, to discuss the results of our registered public accounting firm’s examination, the evaluation of our system of internal controls, the overall quality of our financial reporting and such other matters as are required to be discussed under generally accepted accounting standards in the United States. The Audit Committee has also received from, and discussed with, our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.
The Audit Committee has discussed with Deloitte & Touche LLP that firm’s independence from management and our company, including the matters in the written disclosures and the letter regarding independence from Deloitte & Touche LLP required by applicable requirements of the PCAOB. The Audit Committee has also considered the compatibility of audit-related and tax services with the auditors’ independence. Based on its evaluation, the Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements and management’s assessment of the effectiveness of our internal controls over financial reporting in the Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.
Audit Committee
Patrick M. Gray (chairperson)
J. Kevin Buchi
Stephen J. Hoffman, M.D., Ph.D.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
The Compensation Committee has reviewed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K and discussed that analysis with management and with the Compensation Committee’s independent compensation consultant. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.
Compensation Committee
Marc Kozin (chairperson)
Adam M. Koppel M.D., Ph.D.
Anna Protopapas

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting of Stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION
Our website address is www.dicerna.com. The information in, or that can be accessed through, our website is not deemed to be incorporated by reference into this proxy statement. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and amendments to those reports are available, free of charge, on or through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding our filings at www.sec.gov. In addition, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC is available without charge upon request to: Secretary, Dicerna Pharmaceuticals, Inc., at 75 Hayden Avenue, Lexington, MA 02421, or by phone, at (617) 621-8097.

By Order of the Board of Directors
/s/ Douglas M. Fambrough, III, Ph.D.
Douglas M. Fambrough, III, Ph.D.
President and Chief Executive Officer

DICERNA PHARMACEUTICALS, INC.
75 HAYDEN AVENUE
LEXINGTON, MA 02421

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DRNA2021**

You may attend the meeting virtually and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D50504-P54419 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

DICERNA PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Douglas M. Fambrough, III	☐	☐	☐
1b. J. Kevin Buchi	☐	☐	☐
1c. Stephen Doberstein	☐	☐	☐
1d. Martin Freed	☐	☐	☐
1e. Patrick M. Gray	☐	☐	☐
1f. Stephen J. Hoffman	☐	☐	☐
1g. Adam M. Koppel	☐	☐	☐
1h. Marc Kozin	☐	☐	☐
1i. Cynthia Smith	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
3. Approval, on a non-binding, advisory basis, of the compensation of the Company's named executive officers as disclosed in the proxy statement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D50505-P54419

Dicerna Pharmaceuticals, Inc.
Annual Meeting of Stockholders
June 3, 2021 8:30 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Douglas M. Fambrough, III and Douglas W. Pagán, or either of them, as proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of Dicerna Pharmaceuticals, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM Eastern Time on June 3, 2021, at www.virtualshareholdermeeting.com/DRNA2021, and any adjournment or postponement thereof, with discretionary authority to vote on any other matter that may properly come before the meeting. You hereby revoke all proxies previously given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" all of the director nominees listed in Proposal 1, "FOR" Proposal 2, and "FOR" Proposal 3, and at the direction of the proxies on any other matter that may properly come before the meeting. If you vote by telephone or Internet, you do not need to mail back this proxy.

Continued and to be signed on reverse side